Filed Pursuant to Rule 424(b)5
File No. 333-204066

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Senior Notes	$1,150,000,000	$1,150,000,000	$133,630
Guarantees of Senior Notes	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	In accordance with Rule 457(n), no separate fee is payable with respect to guarantees of the senior notes being registered.

Prospectus Supplement

(To Prospectus Dated May 11, 2015)

$1,150,000,000

PENTAIR FINANCE S.A.

$500,000,000 2.900% Senior Notes due 2018

$400,000,000 3.625% Senior Notes due 2020

$250,000,000 4.650% Senior Notes due 2025

Fully and Unconditionally Guaranteed by each of

PENTAIR PLC and

PENTAIR INVESTMENTS SWITZERLAND GMBH

Pentair Finance S.A. (“Pentair Finance”) is offering $500,000,000 aggregate principal amount of 2.900% Senior Notes due 2018 (the “2018 notes”), $400,000,000 aggregate principal amount of 3.625% Senior Notes due 2020 (the “2020 notes”) and $250,000,000 aggregate principal amount of 4.650% Senior Notes due 2025 (the “2025 notes” and, collectively with the 2018 notes and the 2020 notes, the “notes”).

The 2018 notes will bear interest at a rate of 2.900% per year, the 2020 notes will bear interest at a rate of 3.625% per year and the 2025 notes will bear interest at a rate of 4.650% per year, each payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2016. The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

Pentair Finance may redeem any of the notes at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest to, but excluding, the redemption date. If we experience a change of control triggering event we may be required to offer to purchase the notes from holders. See “Description of Notes—Change of Control.” In addition, any series of notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. See “Description of Notes—Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”

The notes are primarily being issued to finance the acquisition of ERICO (as defined in herein). This offering is not contingent upon, and may be settled before, the closing of the ERICO acquisition. If the ERICO acquisition is not consummated on or prior to December 31, 2015 or the merger agreement relating to the acquisition of ERICO is terminated on or prior to December 31, 2015, Pentair Finance will be required to redeem all of the outstanding notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date (as defined herein).

The notes will be unsecured and will rank equally with Pentair Finance’s other existing and future unsecured and unsubordinated debt. Payment of principal and interest on the notes will be fully and unconditionally guaranteed as to the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts (as defined herein), if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, by Pentair plc and Pentair Investments Switzerland GmbH (collectively, the “Guarantors”).

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We do not intend to apply for a listing of the notes on any securities exchange or automated quotation system. Currently there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement for important factors you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds, before expenses, to Pentair Finance(1)
Per 2018 note	99.940%	0.400%	99.540%
Total	$499,700,000	$2,000,000	$497,700,000
Per 2020 note	99.891%	0.600%	99.291%
Total	$399,564,000	$2,400,000	$397,164,000
Per 2025 note	99.684%	0.650%	99.034%
Total	$249,210,000	$1,625,000	$247,585,000

(1)	Plus accrued interest from September 16, 2015, if settlement occurs after that date.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about September 16, 2015, which is the fifth business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting” beginning on page S-47 of this prospectus supplement.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

MUFG		US Bancorp

Co-Managers

HSBC	Wells Fargo Securities
Deutsche Bank Securities	Santander

Junior Co-Managers

BBVA Securities	BMO Capital Markets	BNP PARIBAS	ING

ANZ Securities	Loop Capital Markets	PNC Capital Markets LLC

SMBC Nikko	The Williams Capital Group, L.P.

The date of this prospectus supplement is September 9, 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

The notes are offered for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. See “Underwriting” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” below.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Pentair” are only to Pentair plc, an Irish public limited company, references to “we,” “us” and “our” or similar terms are to Pentair and its consolidated subsidiaries, references to “Pentair Investments” are to Pentair Investments Switzerland GmbH, a Switzerland limited liability company, and references to “Pentair Finance” are to Pentair Finance S.A., a Luxembourg public limited liability company (société anonyme).

References herein to “$” and “dollars” are to the currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. Unless otherwise indicated, the financial information presented in this prospectus supplement has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

INCORPORATION BY REFERENCE

Pentair, Pentair Finance and Pentair Investments are “incorporating by reference” specified documents filed with the U.S. Securities and Exchange Commission (the “SEC”), which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	Pentair, Pentair Finance and Pentair Investments are disclosing important information to you by referring you to those documents; and

•	information filed with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus.

The documents listed below and any future filings Pentair, Pentair Finance and Pentair Investments make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the end of the offering of the securities pursuant to this prospectus supplement are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	Pentair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 24, 2015 (other than Items 7 and 8) (the financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Pentair’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, have been superseded by the financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Pentair’s Current Report on Form 8-K filed on May 11, 2015);

•	Pentair’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2015 and June 27, 2015;

•	The financial statements contained in Item 9.01(a) in Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012; and

•	Pentair’s Current Report on Form 8-K dated May 5, 2015, May 11, 2015, August 15, 2015, August 28, 2015, September 7, 2015 and September 9, 2015.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement and the accompanying prospectus.

You may obtain copies of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, at no cost, by request directed to us at the following address or telephone number:

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259, U.S.A.

Attention: Secretary

(763) 545-1730

You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” intends,” will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to:

•	our ability to successfully complete the ERICO acquisition on anticipated terms and timetable;

•	our ability to successfully integrate and achieve the expected benefits of the ERICO acquisition;

•	risks related to any unforeseen liabilities of ERICO;

•	our ability to achieve the benefits of planned cost take-out actions;

•	our ability to successfully identify, complete and integrate other potential acquisitions;

•	overall global economic and business conditions; competition and pricing pressures in the markets we serve;

•	the strength of housing and related markets;

•	volatility in currency exchange rates and commodity prices;

•	inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices;

•	increased risks associated with operating foreign businesses;

•	the ability to deliver backlog and win future project work;

•	failure of markets to accept new product introductions and enhancements;

•	our ability to successfully complete the disposition of the remaining portion of the Water Transport business on anticipated terms and timetable;

•	the impact of changes in laws and regulations, including those that limit U.S. tax benefits;

•	the outcome of litigation and governmental proceedings; and

•	the ability to achieve our long-term strategic operating goals.

Additional information concerning these and other factors is contained in our filings with the SEC, including in Pentair’s 2014 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus or any document incorporated herein or therein by reference. We assume no obligation, and disclaim any obligation, to update the information contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Pentair plc

Pentair is a focused diversified industrial manufacturing company comprising the following four reporting segments:

•	Valves & Controls. Valves & Controls designs, manufactures, markets and services valves, fittings, automation and controls and actuators for the energy and industrial verticals.

•	Flow & Filtration Solutions. Flow & Filtration Solutions designs, manufactures, markets and services solutions for the toughest filtration, separation, flow and fluid management challenges in agriculture, food and beverage processing, water supply and disposal and a variety of industrial applications.

•	Water Quality Systems. Water Quality Systems designs, manufactures, markets and services innovative water system products and solutions to meet filtration and fluid management challenges in food and beverage, water, swimming pools and aquaculture applications.

•	Technical Solutions. Technical Solutions designs, manufactures, markets and services products that guard and protect some of the world’s most sensitive electronics and electronic equipment, as well as heat management solutions designed to provide thermal protection to temperature sensitive fluid applications.

Pentair is an Irish incorporated public limited company and its principal executive offices are located at P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU, United Kingdom, and its telephone number at that address is +44-161-703-1885.

Pentair Investments Switzerland GmbH

Pentair Investments is a direct wholly-owned subsidiary of Pentair. Pentair Investments’ registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41-52-630-48-00. Pentair Investments performs certain finance-related functions, primarily the guarantee of Pentair Finance’s senior debt.

Pentair Finance S.A.

Pentair Finance is a direct wholly-owned subsidiary of Pentair Investments and an indirect wholly-owned subsidiary of Pentair. Pentair Finance’s registered and principal offices are located at 26, boulevard Royal, L-2449 Luxembourg, Luxembourg, and its telephone number at that address is +352-2299995792. Pentair Finance is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Pentair and to issue debt securities, including the notes. Otherwise, it conducts no independent business.

Recent Developments

Proposed Acquisition of ERICO Global Company

On August 15, 2015, Pentair entered into a merger agreement with ERICO Global Company (“ERICO”), whereby Pentair will acquire ERICO for $1.8 billion in cash, including the repayment of ERICO debt. We intend to use the net proceeds of this offering, together with the net proceeds of the Additional Financings (as defined below) and, if necessary, borrowings under the committed bridge facility described below to finance this acquisition. See “Use of Proceeds.” We expect the acquisition of ERICO to close in 2015, subject to certain customary closing conditions.

Based in Solon, Ohio, ERICO is a leading global manufacturer and marketer of superior engineered electrical and fastening products for electrical, mechanical and civil applications. ERICO has 1,200 employees in 30 countries with recognized brands including CADDY® fixing, fastening and support products; ERICO® electrical grounding, bonding and connectivity products; and LENTON® engineered systems. ERICO International Corporation, the operating company for which ERICO is a holding company, had consolidated net sales of approximately $557 million and consolidated operating income of approximately $137 million for the year ended December 31, 2014 and consolidated assets of approximately $305 million as of December 31, 2014.

The closing of the ERICO acquisition is not contingent upon the closing of this offering and this offering is not contingent upon, and may be settled before, the closing of the acquisition of ERICO. See “Description of Notes—Special Mandatory Redemption.”

Financing of Proposed Acquisition

In connection with the proposed acquisition of ERICO, we have entered into a financing commitment letter with various financial institutions, including affiliates of the underwriters, pursuant to which the financial institutions have committed, subject to customary conditions, to arrange or provide bridge financing of up to $1.8 billion, which we may exercise at our option in order to fund the ERICO acquisition. The amount of the financing available under the commitment letter decreases to the extent that we obtain financing through this offering and any Additional Financings. In addition to this offering, we expect to issue additional debt securities in one or more additional offerings (“Additional Financings”) to provide the remainder of the funds for the ERICO acquisition. Between this offering and the Additional Financings, we may issue debt securities in excess of the $1.8 billion necessary to complete the ERICO acquisition. In such event, we would use the remainder of the net proceeds from this offering and the Additional Financings, if any, to repay outstanding commercial paper issued by Pentair Finance and for general corporate purposes. Unless we are unable to complete this offering and the Additional Financings as anticipated, we do not expect to borrow under the committed bridge facility. See “Use of Proceeds.”

Any Additional Financings will be effected pursuant to a separate prospectus supplement or other offering document. This prospectus supplement shall not be deemed an offer to sell or a solicitation of an offer to buy any securities offered in any Additional Financings. There is no assurance that any Additional Financings will be completed or, if completed, on what terms they may be completed. This offering is not contingent upon the closing of any Additional Financings and no Additional Financings will be contingent upon the closing of this offering.

Amendments to Revolving Credit Facility

Pentair Finance is a borrower under an amended and restated credit agreement that provides for a revolving credit facility that had maximum aggregate availability of $2.1 billion that is guaranteed by Pentair and Pentair Investments. On August 28, 2015 and September 2, 2015, Pentair Finance, Pentair and Pentair Investments entered into amendments to the credit agreement that, among other things, (1) modified the maximum leverage ratio covenant in the credit agreement so that after the closing of the ERICO acquisition the ratio of our consolidated debt to our consolidated EBITDA (as defined in the credit agreement) for the four consecutive fiscal quarters then ended may not exceed 4.50 to 1.00 on the last day of any fiscal quarter ending on or prior to June 30, 2016, with certain quarterly reductions thereafter until the maximum leverage ratio equals 3.50 to 1.00 for any period of four consecutive fiscal quarters ending after June 30, 2017, and (2) increased the maximum availability under the revolving credit facility to $2.5 billion.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus.

Issuer	Pentair Finance S.A., a Luxembourg public limited liability company (société anonyme).

Guarantors	Pentair plc, an Irish public limited company, and Pentair Investments Switzerland GmbH, a Swiss limited liability company.

Securities Offered	$1,150,000,000 in aggregate principal amount of notes, consisting of:

$500,000,000 in principal amount of 2.900% Senior Notes due 2018;

$400,000,000 in principal amount of 3.625% Senior Notes due 2020; and

$250,000,000 in principal amount of 4.650% Senior Notes due 2025.

Initial Offering Price	99.940% per 2018 note.

99.891% per 2020 note.

99.684% per 2025 note.

Maturity Date	The 2018 notes will mature on September 15, 2018.

The 2020 notes will mature on September 15, 2020.

The 2025 notes will mature on September 15, 2025.

Interest Payment Dates	Interest on the notes will be paid semi-annually on March 15 and September 15 of each year, beginning on March 15, 2016.

Interest Rate	The 2018 notes will bear interest at 2.900% per annum from September 16, 2015.

The 2020 notes will bear interest at 3.625% per annum from September 16, 2015.

The 2025 notes will bear interest at 4.650% per annum from September 16, 2015.

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustment based on certain rating events. See “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events.”

Additional Amounts	Unless otherwise required by law, none of Pentair Finance, Pentair Investments or Pentair will deduct or withhold from payments made by Pentair Finance, Pentair Investments or Pentair under or with respect to the notes and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (as defined in the accompanying prospectus). Subject to certain exceptions, in the event that Pentair Finance, Pentair Investments or Pentair is required to withhold or deduct any amount for or on account of any taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Pentair Finance, Pentair Investments or Pentair, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such taxes had not been required to be withheld or deducted. See “Description of Notes—Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”

Optional Redemption	For the 2018 notes, at any time, for the 2020 notes, prior to August 15, 2020, and for the 2025 notes, prior to June 15, 2025, Pentair Finance may, at its option, redeem such notes, in whole at any time or in part from time to time, at a price equal to the greater of the principal amount of the notes to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

For the 2020 notes, on or after August 15, 2020, and for the 2025 notes, on or after June 15, 2025, Pentair Finance may, at its option, redeem such notes, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of Notes—Optional Redemption.”

Purchase of Notes Upon a Change of Control Triggering Event
Holders of notes will have the right to require Pentair Finance to purchase all or any part of their notes if a Change of Control Triggering Event occurs with respect to the notes. See “Description of Notes—Change of Control.”

Special Mandatory Redemption

The offering is not contingent upon the consummation of the ERICO acquisition but, in the event that the ERICO acquisition is not consummated on or prior to December 31, 2015 or the merger agreement relating to the acquisition of ERICO is terminated on or prior to December 31, 2015, then Pentair Finance will be required to redeem all of the outstanding notes on the Special Mandatory

Redemption Date (as defined herein) at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”

Redemption for Tax Reasons	Pentair Finance may redeem all, but not part, of a series of the notes upon the occurrence of specified tax events described under “Description of Notes—Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes.”

Form and Denomination	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes in denominations of less than $2,000 will not be available. The notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of the nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry, Delivery and Form.”

Guarantees	The Guarantors will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts, if any, on the notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise.

Ranking	The notes will be unsecured and unsubordinated obligations that rank equally in right of payment with all of Pentair Finance’s existing and future unsecured and unsubordinated indebtedness. The guarantees will be unsecured and unsubordinated obligations that rank equally in right of payment with each Guarantor’s existing and future unsecured and unsubordinated indebtedness.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the notes, see “Description of Notes—Events of Default.”

No Established Trading Markets	Each series of notes is a new issue of securities with no established trading markets. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that active or liquid trading markets for the notes will develop. If active or liquid trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.

Use of Proceeds	We intend to use the net proceeds of this offering and the Additional Financings and, if necessary, borrowings under the committed bridge facility to finance the ERICO acquisition, including the repayment of outstanding ERICO debt, for $1.8 billion. We intend to use the remainder of the net proceeds from this offering and the Additional Financings, if any, to repay outstanding commercial paper issued by Pentair Finance and for general corporate purposes. See “Use of Proceeds.”

If the ERICO acquisition is not completed for any reason, we intend to use the net proceeds of this offering and cash on hand to fund the mandatory redemption of all outstanding notes. See “Description of Notes—Special Mandatory Redemption.”

Additional Notes	Pentair Finance may from time to time, without consent of the holders of the notes of any series, issue notes having the same terms and conditions as the notes of such series. Additional notes of any series issued in this manner will form a single series with the notes of such series offered hereby.

Governing Law	New York.

Risk Factors	You should consider carefully all the information set forth herein under “Risk Factors” and set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 before investing in the notes.

Trustee and Paying Agent	U.S. Bank National Association.

SUMMARY CONSOLIDATED FINANCIAL DATA OF PENTAIR PLC

The following table sets forth summary consolidated financial data of Pentair plc. This data is derived from Pentair’s consolidated audited financial statements for the three fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, respectively, and unaudited interim financial statements for the six months ended June 27, 2015 and June 28, 2014, which, in the opinion of management, include all adjustments necessary for a fair statement of the results for the unaudited interim period. This summary financial data is not necessarily indicative of future results and should be read in conjunction with Pentair’s consolidated financial statements and related notes included in Pentair’s Current Report on Form 8-K dated May 11, 2015 and Pentair’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2015, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	For the Six Months Ended		For the Fiscal Years Ended December 31,
	June 27, 2015	June 28, 2014	2014	2013	2012(1)
	(U.S. $ in millions)
Statements of Operations and Comprehensive Income (Loss) Data:
Net sales	$3,136.2	$3,478.1	$7,039.0	$6,999.7	$4,306.8
Operating income (loss)	389.1	408.5	851.9	742.6	(4.8)
Net income (loss) from continuing operations attributable to Pentair plc	272.1	284.7	607.0	511.7	(81.5)
Balance Sheet Data:
Total assets	$10,564.7	$11,616.8	$10,655.2	$11,743.3	$11,882.7
Total debt	3,266.2	2,745.1	3,004.1	2,550.4	2,451.6
Total equity	4,552.1	5,718.8	4,663.8	6,217.7	6,487.5
Other Financial Information:
Net cash provided by (used for) operating activities	$185.5	$414.5	$1,008.4	$927.9	$43.7
Net cash provided by (used for) investing activities	(84.2)	(56.6)	(128.3)	(211.2)	375.6
Net cash provided by (used for) financing activities	(34.9)	(455.4)	(995.1)	(719.1)	(232.3)
Adjusted EBITDA(2)	$538.5	$606.7	$1,274.4	$1,177.7	$643.6
Free cash flow(3)	$151.4	$360.3	$888.5	$767.3	$315.9

(1)	For periods prior to September 28, 2012, the Consolidated Statements of Operations and Comprehensive Income (Loss) and Consolidated Statements of Cash Flows included in the audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus include the historical results of Pentair, Inc. Following the consummation of the reverse acquisition of Pentair Ltd. (formerly Tyco Flow Control International Ltd.) by Pentair, Inc. on September 28, 2012, the consolidated financial statements include the results of Pentair Ltd.
(2)	We define Adjusted EBITDA as net income (loss) from continuing operations attributable to Pentair plc before noncontrolling interest, loss (gain) on sale of businesses, loss on early extinguishment of debt, equity income of unconsolidated subsidiaries, net interest expense, provision (benefit) for income taxes, deal and redomicile related expenses, restructuring and other expenses, inventory step-up and customer backlog, pension and other post-retirement mark-to-market loss (gain), trade name impairment and depreciation and amortization. Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Although not prescribed under GAAP, we believe that the presentation of Adjusted EBITDA is relevant and useful because it helps us and our investors to understand our operating performance and makes it easier to compare our results with other companies. Our measure of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of Adjusted EBITDA:

	For the Six Months Ended		For the Fiscal Years Ended December 31,
	June 27, 2015	June 28, 2014	2014	2013	2012
	(U.S. $ in millions)
Net income (loss) from continuing operations attributable to Pentair plc	$272.1	$284.7	$607.0	$511.7	$(81.5)
Noncontrolling interest	—	—	—	5.8	2.6
Loss (gain) on sale of businesses	—	0.2	0.2	(20.8)	—
Loss on early extinguishment of debt	—	—	—	—	75.4
Equity income of unconsolidated subsidiaries	(1.1)	(0.6)	(1.2)	(2.0)	(2.3)
Net interest expense	36.8	34.0	68.6	70.9	68.2
Provision (benefit) for income taxes	81.3	90.2	177.3	177.0	(67.2)
Deal and redomicile related expenses	—	10.3	10.3	5.4	82.8
Restructuring and other expenses	25.5	61.1	109.6	119.9	45.4
Inventory step-up and customer backlog	1.5	—	—	86.6	157.7
Pension and other post-retirement mark-to-market loss (gain)	—	—	49.9	(63.2)	141.7
Trade name impairment	—	—	—	11.0	60.7
Depreciation and amortization	122.4	126.8	252.7	275.4	160.1

Adjusted EBITDA	$538.5	$606.7	$1,274.4	$1,177.7	$643.6

(3)	We define free cash flow as net cash provided by operating activities of continuing operations less capital expenditures plus proceeds from sale of property and equipment and certain other adjustments. Free cash flow is a non-GAAP financial measure that we use to assess our cash flow performance. We believe free cash flow is an important measure of operating performance because it provides us and our investors a measurement of cash generated from operations that is available to pay dividends, make acquisitions, repay debt and repurchase shares. In addition, free cash flow is used as a criterion to measure and pay compensation-based incentives. Our measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

The following table presents a reconciliation of free cash flow:

	For the Six Months Ended		For the Fiscal Years Ended December 31,
	June 27, 2015	June 28, 2014	2014	2013	2012
	(U.S. $ in millions)
Net cash provided by operating activities of continuing operations	$195.1	$417.2	$1,005.0	$931.3	$65.9
Capital expenditures	(66.8)	(59.6)	(129.6)	(170.0)	(94.5)
Proceeds from sale of property and equipment	23.1	2.7	13.1	6.0	5.5
Other adjustments(a)	—	—	—	—	339.0

Free cash flow	$151.4	$360.3	$888.5	$767.3	$315.9

(a)	2012 free cash flow is adjusted to exclude accelerated pension funding of $193 million, deal-related payments of $126 million and repositioning payments of $20 million.

RISK FACTORS

Before you invest in the notes, you should consider the factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2014, as well as any of our subsequently filed quarterly or current reports. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected. In that case, the trading price of the notes could decline and you may lose all or part of your investment.

Risks Relating to the ERICO Acquisition

We may not realize the anticipated benefits of the ERICO acquisition and any benefit may take longer to realize than we expect.

The ERICO acquisition involves the integration of ERICO’s operations with our existing operations, and there are uncertainties inherent in such an integration. We will be required to devote significant management attention and resources to integrating ERICO’s operations. Delays or unexpected difficulties in the integration process could adversely affect our business, financial results and financial condition. Even if we are able to integrate ERICO’s operations successfully, this integration may not result in the realization of the full benefits of revenue synergies, cost savings and operational efficiencies that we expect or the achievement of these benefits within a reasonable period of time. In addition, we may have not discovered during the due diligence process, and we may not discover prior to closing, all factors regarding ERICO that could produce unintended and unexpected consequences for us. Undiscovered factors could result in us incurring financial liabilities, which could be material, and in us not achieving the expected benefits from the ERICO acquisition within our desired time frames, if at all.

Increased leverage may harm our financial condition and results of operations.

As of June 27, 2015, we had $3,266.2 million of total debt on a consolidated basis. We expect our indebtedness to increase materially in connection with our acquisition of ERICO. In addition to the notes offered hereby, Pentair Finance expects to complete one or more Additional Financings to fund the ERICO acquisition, and, to the extent funds from this offering or the Additional Financings are not available, borrow up to $1,800 million under its committed bridge facility. We and our subsidiaries may incur additional indebtedness in the future and, subject to limitations on the amount of secured indebtedness we may incur as described under “Description of Notes,” the indenture that will govern the notes will not restrict us from incurring indebtedness in the future. This increase and any future increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage may increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

•	our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be reduced;

•	our flexibility in planning for, or reacting to, changes in our business and our industry may be reduced; and

•	our flexibility to make acquisitions and develop technology may be limited.

Our ability to make payments of principal and interest on our indebtedness, including the notes, depends upon our future performance, which will be subject to general economic conditions and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt and meet our other cash requirements, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness, including the notes;

•	to sell selected assets or businesses; or

•	to reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt and meet our other cash requirements, including the notes. In addition, any such financing, refinancing or sale of assets might not be available at all or on economically favorable terms.

Risks Relating to the Notes

Pentair Finance, Pentair and Pentair Investments are responsible for indebtedness other than the notes and guarantees offered hereby.

Pentair Finance, Pentair and Pentair Investments are responsible for indebtedness other than the notes offered hereby. Pentair Finance is a borrower under its revolving credit facility, under which there was $12.5 million of borrowings as of June 27, 2015, and, to the extent availability exists under the revolving credit facility, sells short-term commercial paper. As of June 27, 2015, Pentair Finance had $1,248.4 million in commercial paper outstanding resulting in the ability to borrow an additional $839.1 million under its revolving credit facility, or $1,239.1 million after giving effect to the amendments recently made to the revolving credit facility. As of June 27, 2015, Pentair Finance also had outstanding $1,873.0 million aggregate principal amount of senior notes and Pentair, Inc., a wholly-owned, indirect subsidiary of Pentair Finance, Pentair and Pentair Investments, had outstanding $127.0 million aggregate principal amount of senior notes. In addition, Pentair and Pentair Investments are guarantors of the revolving credit facility and guarantors of the payment of principal and interest on the $1,873.0 million aggregate principal amount of Pentair Finance’s outstanding senior notes and the $127.0 million aggregate principal amount of Pentair, Inc.’s outstanding senior notes. In addition to this offering, it is expected that Pentair Finance will issue additional debt securities in one or more Additional Financings, which debt securities will be guaranteed as to the payment of principal and interest by Pentair and Pentair Investments. In the event that this offering or the Additional Financings are not completed as anticipated, we expect to borrow up to $1,800 million of additional funds under our committed bridge facility to fund the ERICO acquisition.

We cannot assure you that active trading markets for the notes will develop.

Each series of notes is a new issue of securities with no established trading markets and Pentair Finance does not intend to list them on any securities exchange or automated quotation system. We have been informed by the underwriters that they intend to make markets in the notes after the offering is completed. However, the underwriters have no obligation to do so and may cease their market making at any time. In addition, such market-making activity will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. Additionally, the liquidity of the trading markets in the notes, and the market prices quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that active trading markets for the notes will develop. If no active trading markets develop, you may not be able to resell your notes at their fair market value or at all.

The notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could adversely affect holders of the notes. In addition, the restrictions in the indenture on our ability to grant liens and enter into sale and lease-back transactions are subject to significant exceptions.

We are not restricted under the terms of the notes from incurring additional debt or repurchasing our securities. The terms of the indenture will limit our ability to secure additional debt and enter into sale and lease-back transactions. However, these limitations will be subject to numerous exceptions, which, among other things, permit us to engage in certain permitted securitization transactions and grant liens securing certain indebtedness. The notes are unsecured and are effectively subordinated to any existing or future secured indebtedness of Pentair Finance, Pentair and Pentair Investments.

In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations or debt ratings. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

Each of Pentair Finance, Pentair and Pentair Investments will depend on its respective subsidiaries for funds to meet its obligations under the notes and guarantees. The notes and the guarantees will be effectively subordinated to all existing and future liabilities of Pentair’s and Pentair Finance’s subsidiaries.

Pentair is a holding company established to own directly and indirectly substantially all of our operating and other subsidiaries. Pentair Investments is a holding company established to perform certain finance-related functions, primarily the guarantee of Pentair Finance’s debt. Pentair Finance is a holding company formed to own directly and indirectly substantially all of our operating and other subsidiaries and to issue debt securities, including the notes. Pentair’s and Pentair Investments’ principal source of cash flow, including cash flow to make payments on the notes pursuant to the guarantees, is dividends from their subsidiaries. Pentair Finance’s principal source of cash flow is interest income from our subsidiaries. None of the subsidiaries of Pentair Finance, Pentair or Pentair Investments are under any direct obligation to pay or otherwise fund amounts due on the notes or the guarantees, whether in the form of dividends, distributions, loans or other payments. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of Pentair Finance, Pentair or Pentair Investments. If such subsidiaries are unable to transfer funds to Pentair Finance, Pentair or Pentair Investments and sufficient cash or liquidity is not otherwise available, Pentair Finance, Pentair or Pentair Investments may not be able to make principal and interest payments on their outstanding debt, including the notes or the guarantees.

In addition, Pentair Finance’s, Pentair’s and Pentair Investments’ right to receive any assets of any of their respective subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets under the terms of the notes or pursuant to the guarantees, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. As of June 27, 2015, the aggregate outstanding liabilities of Pentair Finance’s subsidiaries to which the notes and the guarantees were structurally subordinated was $2,800.8 million, including $144.5 million of debt. Even if Pentair Finance, Pentair or Pentair Investments were a creditor of any of its respective subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.

Pentair Finance may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of a change of control event that constitutes a “Change of Control Triggering Event” as described under “Description of Notes—Change of Control,” each holder of notes will have the right to require Pentair Finance to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. Additionally, upon occurrence of certain events that would constitute a “Change of Control Triggering Event” each holder of other senior notes issued by Pentair Finance will have the right to require Pentair Finance to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If we experience such an event, there can be no assurance that Pentair Finance would have sufficient financial resources available to satisfy its obligation to repurchase the notes and the other senior notes. Pentair Finance’s failure to repurchase the notes as required under the respective indentures governing the notes and the other senior notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Change of Control.” Additionally, certain events that would constitute a “Change of Control Triggering Event” would constitute an event of default under the revolving credit facility that would, if it should occur, permit the lenders to accelerate the debt outstanding under such revolving credit facility and that, in turn, would cause an event of default under the indenture that will govern the notes.

Pentair Finance may not be able to redeem any or all of the notes in the event of a Special Mandatory Redemption.

If our acquisition of ERICO has not been completed by December 31, 2015, or if prior to that date the merger agreement is terminated other than in connection with the consummation of the acquisition and is not otherwise amended or replaced, Pentair Finance will be obligated to redeem all of the notes at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” Pentair Finance is not obligated to place the proceeds of the notes in an escrow prior to the completion of the acquisition or to provide a security interest in those proceeds, and there are no other restrictions on our use of these proceeds during such time. Accordingly, Pentair Finance will need to fund any Special Mandatory Redemption (as defined herein) using proceeds that we have voluntarily retained or from other sources of liquidity. In the event of a Special Mandatory Redemption, Pentair Finance may not have sufficient funds to redeem any or all of the notes.

If we do not consummate the acquisition of ERICO on or before December 31, 2015, or the merger agreement is terminated on or before December 31, 2015, Pentair Finance must redeem the notes and, as a result, you may not obtain your expected return on the notes.

Our ability to consummate the acquisition of ERICO is subject to various conditions, certain of which are beyond our control. Pentair Finance is required to redeem all of the notes in the event that we do not consummate the acquisition of ERICO on or before December 31, 2015, or the merger agreement is terminated at any time on or before such date, at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to but excluding the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” If Pentair Finance is required to redeem the notes pursuant to the Special Mandatory Redemption, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return.

Your decision to invest in the notes is made at the time of the offering of the notes. You will have no rights under the Special Mandatory Redemption provision as long as the ERICO acquisition closes within the specified timeframe, nor will you have any right to require us to redeem your notes if, between the closing of the notes offering and the closing of the ERICO acquisition, we experience any changes in our business or financial condition or if the terms of the ERICO acquisition change.

It may not be possible to enforce U.S. judgments in Ireland.

It may not be possible to enforce court judgments obtained in the United States against Pentair (or its directors or officers) in Ireland, whether based on the civil liability provisions of the U.S. federal or state securities laws or otherwise. We have been advised that the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would be enforced to the extent described under

“Enforcement of Civil Liabilities—Ireland” in the accompanying prospectus but would not be automatically enforceable in Ireland. In addition, Irish courts would be unlikely to entertain actions against us or those persons based on those laws.

Irish laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.

As an Irish company, Pentair is governed by Irish company law (principally, the Irish Companies Act 2014 (the “Companies Act 2014”)). Irish company law differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of Pentair’s securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

If Pentair is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations.

If Pentair is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee its operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed to Pentair, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement its proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, any company to which an examiner has been appointed would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Pentair to make timely payments under its guarantee and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the Pentair guarantee may be affected by the examiner’s exercise of its powers, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by Pentair to the holders of the notes irrespective of their views. In the event that a scheme of arrangement is not approved and Pentair subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Pentair and approved by the Irish High Court) and the claims of certain other creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Pentair to the holders of the notes in accordance with the Companies Act 2014 and, where applicable, the Rules of the Superior Courts of Ireland.

Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the notes.

Pentair Finance is organized under the laws of Luxembourg. It may not be possible to enforce court judgments obtained in the United States against us or against Pentair Finance in Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of Pentair Finance based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Luxembourg.

Due to the nature of Luxembourg’s insolvency laws, the ability of the holders of the notes to protect their interests may be more limited than would be the case under U.S. bankruptcy laws. In the event of a winding up of Pentair Finance, the notes will be paid after payment of all secured debts, the cost of liquidation and certain debts of Pentair Finance that are entitled to priority under Luxembourg law. Such preferential debts include the following:

•	money owed to Luxembourg tax authorities, for example, in respect of income tax deducted at the source;

•	value-added tax and certain other taxes and duties owed to Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

If the bankruptcy administrator can show that “preference” has been given to any person by defrauding rights of creditors generally, regardless of when the transaction giving fraudulent preference to a party occurred, or if certain “abnormal” transactions have been effected during a relevant suspect period of six months plus ten days prior to the date of bankruptcy, a court has the power, among other things, to void the preferential or abnormal transaction. This provision of Luxembourg insolvency law may affect transactions entered into or payments made by Pentair Finance during the period before liquidation or administration.

Swiss laws differ from the laws in effect in the United States and may afford less protection to holders of our securities, including the guarantees.

Pentair Investments is a limited liability company incorporated under the laws of Switzerland. It may not be possible in Switzerland to enforce court judgments obtained in the United States against Pentair Investments based on the civil liability provisions of the federal or state securities laws of the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon it or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement in Switzerland of a judgment of the courts of the United States is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. In particular, on August 17, 2015, following Pentair’s announcement of the ERICO acquisition, Moody’s Investors Service, Inc. placed all ratings of Pentair Finance under review for a downgrade while Standard & Poor’s Ratings Services affirmed all of its ratings of Pentair and revised the rating outlook from stable to negative.

Pentair Finance and the holders may be adversely affected by FATCA regulations due to the costs to comply with the FATCA tax compliance and to the 30% withholding tax exposure.

On March 28, 2014, the governments of the United States and the Grand Duchy of Luxembourg signed an inter-governmental agreement (the “IGA”) in the form of a Model 1 agreement. A memorandum of understanding was also issued. The IGA is subject to ratification by Luxembourg’s parliament and implementation of the IGA will be through Luxembourg’s domestic legislative procedure. On March 6, 2015, the Luxembourg Government adopted a Bill of law for the implementation of the IGA into Luxembourg law (the “Luxembourg IGA Legislation”). The text, which was published on March 27, 2015, will have to be adopted by the Luxembourg parliament with a written notification thereof to the United States before it can enter into force. To date, the final text of the Luxembourg IGA Legislation as well as the date in which such legislation will enter into force are still not known. It is therefore not possible to make a final assessment of the requirements that FATCA provisions will place upon Pentair Finance.

FATCA provisions may imply a 30% withholding tax for Pentair Finance unless Pentair Finance complies with certain obligations (registration with the U.S. Internal Revenue Service and reporting of information). Pentair Finance will attempt to comply with any obligation imposed by FATCA provisions and the IGA to avoid the imposition of the 30% withholding tax. However, no assurance can be given that Pentair Finance will be able to satisfy these obligations. If Pentair Finance becomes subject to a withholding tax as a result of Pentair Finance not complying with FATCA obligations, the value of the notes held by all holders may be materially affected.

Pentair Finance and the holders may be adversely affected by FATCA regulations due to the costs to comply with the FATCA tax compliance and to the 30% withholding tax exposure.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,140.7 million after deducting underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds of this offering and the Additional Financings and, if necessary, any borrowings under the committed bridge facility to finance the ERICO acquisition, including the repayment of outstanding ERICO debt, for $1.8 billion. We intend to use the remainder of the net proceeds from this offering and the Additional Financings, if any, to repay outstanding commercial paper issued by Pentair Finance and for general corporate purposes. As of June 27, 2015, Pentair Finance had $1,248.4 million of commercial paper outstanding with a weighted average interest rate of 0.895% and a weighted average maturity of 59.3 days.

If the ERICO acquisition is not completed for any reason, we intend to use the net proceeds of this offering and cash on hand to fund the mandatory redemption of all outstanding notes. See “Description of Notes—Special Mandatory Redemption.” Pending any such use, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. This offering and the Additional Financings are not contingent on the closing of the ERICO acquisition, and there can be no assurance that we will consummate the ERICO acquisition.

CAPITALIZATION

The following table presents our capitalization as of June 27, 2015:

•	on an unaudited actual basis;

•	on an as adjusted basis to give effect to this offering;

•	on an as further adjusted basis to give effect to the Additional Financings in an aggregate principal amount equal to $1,800 million less the net proceeds from this offering; and

•	on an as further adjusted basis to give effect to this offering, the Additional Financings and the use of the net proceeds as described under “Use of Proceeds.”

This table should be read in conjunction with the financial information incorporated by reference into this prospectus supplement and the consolidated financial statements for Pentair and accompanying notes incorporated by reference in this prospectus supplement.

	As of June 27, 2015
	Actual	As Adjusted for the Offering(1)	As Further Adjusted for the Additional Financings(1)	As Further Adjusted for the Use of Proceeds(1)
	(U.S. $ in millions)
Cash and cash equivalents	$147.3	$1,288.0	$1,947.3	$147.3

Long-term Debt:
Commercial paper	$1,248.4	$1,248.4	$1,248.4	$1,248.4
Revolving credit facilities	12.5	12.5	12.5	12.5
Existing senior notes	2,000.0	2,000.0	2,000.0	2,000.0
Additional Financings	—	—	659.3	659.3
Notes offered hereby	—	1,150.0	1,150.0	1,150.0

Total long-term debt	$3,260.9	$4,410.9	$5,070.2	$5,070.2

Total equity	$4,552.1	$4,552.1	$4,552.1	$4,552.1

Total capitalization	$7,813.0	$8,963.0	$9,622.3	$9,622.3

(1)	In the event that we are unable to consummate the Additional Financings, we intend to borrow under our $1.8 billion committed bridge facility to obtain any additional funds needed to complete the ERICO acquisition.

RATIO OF EARNINGS TO FIXED CHARGES OF PENTAIR PLC

AND ITS CONSOLIDATED SUBSIDIARIES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes (excluding undistributed equity earnings) and noncontrolling interest, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	Six Months Ended June 27, 2015	Years Ended December 31,
		2014	2013	2012	2011	2010
Ratios of earnings to fixed charges	8.0x	8.9x	7.9x	— (1)	1.6x	6.8x

(1)	For the year ended December 31, 2012, fixed charges exceeded earnings by $148 million.

DESCRIPTION OF NOTES

The notes will be issued under an indenture among Pentair Finance S.A., as issuer, Pentair plc, as guarantor, Pentair Investments Switzerland GmbH, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture in respect of each series of notes to be dated as of the closing date of this offering (such indenture, as so supplemented by the applicable supplemental indenture, the “Indenture”). The Indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You are urged to read the form of notes and the Indenture because they, not the summaries below, define your rights. You may obtain a copy of the Indenture as described under “Incorporation by Reference.”

References to the “Issuer” or “Pentair Finance” are to Pentair Finance S.A., the issuer of the notes, and references to Pentair Finance in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to “Parent” or “Pentair” in this description refer to Pentair plc, not including its subsidiaries. References to “Pentair Investments” in this description refer to Pentair Investments Switzerland GmbH, not including its subsidiaries. References to the “Guarantors” in this description refer to Pentair and Pentair Investments. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.

The following description of certain material terms of the notes offered hereby does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including definitions therein of certain terms. This description adds information to the description of the general terms and provisions of the debt securities set forth in “Description of Debt Securities and Guarantees of Debt Securities” in the accompanying prospectus, and each series of notes is a series of debt securities. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description in this prospectus supplement.

General

The Issuer will issue a total of $500,000,000 initial aggregate principal amount of its 2018 notes, which will mature on September 15, 2018, $400,000,000 initial aggregate principal amount of its 2020 notes, which will mature on September 15, 2020, and $250,000,000 initial aggregate principal amount of its 2025 notes, which will mature on September 15, 2025.

The notes will be issuable in whole in the registered form of one or more global securities, and the depository for such global securities will be The Depository Trust Company, New York, New York. Each series of notes will be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Except as provided below, the notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not have the benefit of any sinking fund. The notes are not convertible into shares of common stock or other securities of the Issuer or the Guarantors.

Ranking

The notes will be unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Issuer’s other unsecured and unsubordinated debt. The guarantees will be unsecured and unsubordinated obligations and will rank equally in right of payment with each Guarantor’s existing and future unsecured and unsubordinated indebtedness. As described under “—Guarantees,” the notes will be fully and unconditionally guaranteed by Pentair and Pentair Investments. The notes will not be guaranteed by, and therefore will not constitute obligations of, Pentair Finance’s subsidiaries or Pentair Investments’ or Pentair’s subsidiaries other than Pentair Finance. Creditors of Pentair Finance’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of such a subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to Pentair Finance and holders of its debt securities (including the notes), except to the extent that Pentair Finance is itself recognized as a creditor of that subsidiary, in which case Pentair Finance’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by Pentair Finance. As of June 27, 2015, Pentair Finance’s subsidiaries had approximately $2,800.8 million of liabilities, including indebtedness, outstanding. ERICO and its subsidiaries also have substantial liabilities, all of which will be structurally senior to the notes.

The Indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that the Issuer may authorize from time to time. The Indenture also does not limit the amount of other unsecured indebtedness or securities that the Issuer may issue.

As of June 27, 2015, Pentair Finance had $3,121.4 million of indebtedness outstanding, none of which was secured. As of such date (i) after giving effect to this offering, Pentair Finance would have had $4,271.4 million of indebtedness outstanding and (ii) after giving further effect to this offering and the Additional Financings or borrowings under the committed bridge facility in an aggregate principal amount equal to $1,800 million to fund the ERICO Acquisition (as defined below) and the use of the net proceeds thereof as described under “Use of Proceeds,” Pentair Finance would have had $4,930.7 million of indebtedness outstanding. The closing of any Additional Financings is not contingent upon the closing of this offering and this offering is not contingent upon the closing of any Additional Financings. See “Recent Developments—Financing of Proposed Acquisition” and “Capitalization.”

Interest

The 2018 notes will bear interest at a rate of 2.900% per year, subject to adjustment as described below under “—Interest Rate Adjustment of the Notes Based on Certain Rating Events.” The 2020 notes will bear interest at a rate of 3.625% per year, subject to adjustment as described below under “—Interest Rate Adjustment of the Notes Based on Certain Rating Events.” The 2025 notes will bear interest at a rate of 4.650% per year, subject to adjustment as described below under “—Interest Rate Adjustment of the Notes Based on Certain Rating Events.” The date from which interest will accrue on each series of notes will be September 16, 2015, or the most recent interest payment date to which interest has been paid or provided for. The interest payment dates for each series of notes will be March 15 and September 15 of each year, beginning on March 15, 2016. Interest will be payable on each interest payment date to the holders of record at the close of business on the March 1 or September 1 immediately prior to the applicable interest payment date. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest Rate Adjustment of the Notes Based on Certain Rating Events

The Indenture provides that the interest rate payable on each series of notes will be subject to adjustment from time to time if either Moody’s (as defined below) or S&P (as defined below) (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

If the rating of a series of the notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the notes of such series will increase from the interest rate set forth on the cover page of this prospectus supplement by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the notes of any series, the following rules of interpretation will apply:

(1)	if at any time less than two Interest Rate Rating Agencies provide a rating on the notes for reasons not within our control (i) the Issuer will use commercially reasonable efforts to obtain a rating on the notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2)	for so long as only one Interest Rate Rating Agency provides a rating on the notes, any increase or decrease in the interest rate on the notes of any series necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)	if both Interest Rate Rating Agencies cease to provide a rating of the notes for any reason, and no Substitute Rating Agency has provided a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the notes prior to any such adjustment;

(4)	if Moody’s or S&P ceases to rate the notes or make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the notes, as the case may be;

(5)	each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6)	in no event will the interest rate on the notes be reduced to below the interest rate on the notes prior to any such adjustment; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating of the notes.

If at any time the interest rate on any series of the notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the notes of such series, the interest rate on the notes of such series will again be adjusted (and decreased, if appropriate) such that the interest rate on the notes of such series equals the interest rate on the notes of such series prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes of such series (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on such notes will be decreased to the interest rate on the notes of such series prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the notes of a series more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur will control in the event of a conflict for purposes of any increase or decrease in the interest rate with respect to the notes of such series.

The interest rate on any series of notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if such notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on any series of notes is increased as described above, the term “interest,” as used with respect to such series of notes, will be deemed to include any such additional interest unless the context otherwise requires.

Guarantees

Pentair and Pentair Investments each will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest and any Additional Amounts, if any, on the notes, when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise. Each guarantee provides that in the event of a default in payment on a note, the holder of the note may institute legal proceedings directly against Pentair or Pentair Investments, as applicable, to enforce the guarantee without first proceeding against Pentair Finance.

Certain Covenants

Affirmative Covenants; Reports

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Affirmative Covenants” and “—Reports by Pentair Finance” in the accompanying prospectus will be applicable to the notes.

Limitation on Mergers and Other Transactions

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Limitation on Pentair Finance and Each Guarantor’s Ability to Consolidate, Merge and Sell Assets” in the accompanying prospectus will be applicable to the notes.

Limitation on Liens

None of the Issuer or the Guarantors will, and none of them will permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any Indebtedness (as defined below) that is secured by a lien upon any property that at the time of such issuance, assumption or guarantee constitutes a Principal Property (as defined below), or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuer’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

(1)	liens existing on the date of the Indenture;

(2)	liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

(3)	liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Issuer, a Guarantor or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer, a Guarantor or any Restricted Subsidiary;

(4)	liens on any Principal Property existing at the time of acquisition thereof by the Issuer, a Guarantor or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Issuer, a Guarantor or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer, a Guarantor or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within 180 days after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Issuer, a Guarantor or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

(5)	liens securing Indebtedness owing by any Restricted Subsidiary to the Issuer, a Guarantor or a subsidiary thereof or by the Issuer to a Guarantor;

(6)

liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

(7)	pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Issuer, a Guarantor or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer, a Guarantor or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer, a Guarantor or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

(8)	liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer, a Guarantor or any Restricted Subsidiary with respect to which the Issuer, a Guarantor or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer, a Guarantor or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer, a Guarantor or such Restricted Subsidiary is a party, provided that (x) in the case of liens arising out of judgments or awards, the enforcement of such liens is effectively stayed and (y) the aggregate amount secured by all such liens does not at any time exceed the greater of (i) $25,000,000 or (ii) 0.5% of Consolidated Total Assets (as defined below);

(9)	liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer, a Guarantor or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of a Guarantor, do not materially impair the use of such assets in the operation of the business of the Issuer, a Guarantor or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

(10)	liens to secure the Issuer’s, a Guarantor’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

(11)	liens not permitted by the foregoing clauses, inclusive, if at the time of, and upon giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Issuer, the Guarantors and all Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing clauses, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first clause under “—Limitation on Sale and Lease-Back Transactions” below do not exceed an amount equal to 15% of Consolidated Net Tangible Assets (as defined below); and

(12)

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses inclusive; provided, however, that the principal amount of Indebtedness secured thereby (except to the extent otherwise excepted under the foregoing clauses) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets, or any replacements therefor and products and proceeds thereof, that secured the lien so extended, renewed or replaced, plus improvements and construction on real property.

Limitation on Sale and Lease-Back Transactions

None of the Issuer or the Guarantors will, and none of them will permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (other than with the Issuer, a Guarantor and/or one or more subsidiaries of a Guarantor) unless:

(1)	the Issuer, such Guarantor or such Restricted Subsidiary, at the time of entering into such Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to “—Limitations on Liens” above; or

(2)	the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by Pentair’s Board of Directors, and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition, or, in the case of real property, commencement of the construction of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision) of the notes, or of Funded Indebtedness of Pentair or a consolidated Subsidiary ranking on a parity with or senior to the notes; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by Pentair or a consolidated Subsidiary ranking on a parity with or senior to the notes within such 180-day period, excluding retirements of the notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.

Events of Default

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Events of Defaults” in the accompanying prospectus will be applicable to the notes. In addition, each of the following is an “Event of Default” with respect to each series of the notes:

(1)	default in the performance or breach by the Issuer or a Guarantor of the covenant described under “Description of Debt Securities and Guarantees of Debt Securities—Limitation on Pentair Finance and Each Guarantor’s Ability to Consolidate, Merge and Sell Assets” in the accompanying prospectus;

(2)	failure by the Issuer to effect a Special Mandatory Redemption (as defined below), if required, on the Special Mandatory Redemption Date (as defined below);

(3)	failure by the Issuer for 60 days from receipt of written notice by the Trustee or the holders of at least 25% of the principal amount of such series of notes outstanding to comply with the provisions described under “—Change of Control”; and

(4)

an event of default shall happen and be continuing with respect to any Indebtedness (other than Non-Recourse Indebtedness) of the Issuer, a Guarantor or any Restricted Subsidiary under any indenture or other instrument evidencing or under which the Issuer, a Guarantor or any Restricted Subsidiary shall have a principal amount outstanding (such amount with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities based on the accreted amount determined in accordance with United States generally accepted accounting principles and as of the date of the most recently prepared consolidated balance sheet of the Issuer, a Guarantor or any Restricted Subsidiary, as the case may be) in excess of $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of outstanding securities of such series; provided, however, that (1) if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or the applicable Guarantor or waived by the requisite holders of such Indebtedness, then the event of default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders and (2) subject to certain duties, responsibilities and rights of the Trustee under the Indenture, the Trustee shall not be charged with actual knowledge of any such event of default unless written notice thereof shall have been given to a responsible officer of the Trustee by the Issuer or a Guarantor, as the case may be, by the holder or an agent of the holder of any such Indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the holders of not less than 25% in the aggregate principal amount of the outstanding notes of such series.

Modification and Waiver

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Modification of the Indenture” in the accompanying prospectus will be applicable to the notes. In addition, without the consent of each holder of a series of notes, the Issuer and the Guarantors may not amend the provisions of the Indenture described under “—Special Mandatory Redemption” with respect to such series.

Governing Law

The Indenture and the notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 86 to 94-8 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the Indenture and the notes is excluded.

Satisfaction and Discharge of Indenture; Defeasance and Discharge of Obligations

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Satisfaction and Discharge of Indenture” in the accompanying prospectus will be applicable to the notes.

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Defeasance and Discharge of Obligations” in the accompanying prospectus will be applicable to the notes.

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Covenant Defeasance” in the accompanying prospectus will be applicable to the notes. If the Issuer exercises its covenant defeasance right, the Issuer and the Guarantors will no longer be subject to the covenants described under “—Limitation on Liens,” “—Limitation on Sale and Lease-Back Transactions” and “—Change of Control” and the covenants described in the accompanying prospectus under “Description of Debt Securities and Guarantees of Debt Securities—Reports by Pentair Finance” and “—Limitation on Pentair Finance’s and Each Guarantor’s Ability to Consolidate, Merge and Sell Assets.”

Additional Notes

The Issuer may, without the consent of the then existing holders of the notes of a series, “re-open” such series and issue additional notes, which additional notes will have the same terms as the notes of the same series offered hereby except for the issue price, issue date and under some circumstances, the first interest payment date. Additional notes issued in this manner will form a single series with the applicable series of notes offered hereby.

Special Mandatory Redemption

If Pentair does not consummate the ERICO Acquisition on or prior to December 31, 2015, or the ERICO Merger Agreement is terminated any time prior to such date (without replacement thereof) other than as a result of consummating the ERICO Acquisition, then Pentair Finance will be required to redeem each series of the outstanding notes (a “Special Mandatory Redemption”) on the Special Mandatory Redemption Date at a redemption price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earlier to occur of (1) February 1, 2016, if the ERICO Acquisition has not been consummated on or prior to December 31, 2015, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the ERICO Merger Agreement (without replacement thereof) other than as a result of consummating the ERICO Acquisition. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the notes and the Indenture.

This offering is not contingent upon the consummation of the ERICO Acquisition.

Pentair Finance will cause the notice of the Special Mandatory Redemption to be sent, with a copy to the Trustee, within five business days after the occurrence of the event triggering the obligation to effectuate the Special Mandatory Redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of the notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a paying agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the notes will cease to bear interest.

Optional Redemption

Each series of notes will be subject to redemption at the Issuer’s option on any date prior to its respective maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof). The 2018 notes will be redeemable at any time, the 2020 notes will be redeemable at any time prior to August 15, 2020 and the 2025 notes will be redeemable at any time prior to June 15, 2025, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon due on any date after the date of redemption (excluding the portion of interest that will be accrued and unpaid to and including the date of redemption) discounted from their scheduled date of payment to the date of redemption (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate plus 30 basis points, in the case of the 2018 notes, 35 basis points, in the case of the 2020 notes, and 40 basis points, in the case of the 2025 notes, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption.

Notwithstanding the foregoing, if the 2020 notes are redeemed on or after August 15, 2020 or the 2025 notes are redeemed on or after June 15, 2025, the applicable series of notes will be redeemed at a redemption price equal to 100% of the principal amount of the applicable series of notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption.

For purposes of determining the redemption price, the following definitions will apply:

“Adjusted Redemption Treasury Rate,” with respect to any date of redemption, means the rate equal to the semiannual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such date of redemption.

“Comparable Redemption Treasury Issue” means the United States Treasury security selected by the Quotation Agent as being the most recently issued United States Treasury note or bond displayed by Bloomberg LP (or any successor service) on screens PXI through PX8 (or any other screens as may replace such screens on such service) having a maturity comparable to the remaining term of the series of notes to be redeemed.

“Comparable Redemption Treasury Price,” with respect to any date of redemption, means (i) the average of the Redemption Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

“Quotation Agent” means a Redemption Reference Treasury Dealer appointed as such agent by the Issuer.

“Redemption Reference Treasury Dealers” means four primary U.S. government securities dealers in the United States selected by the Issuer.

“Redemption Reference Treasury Dealer Quotations,” with respect to each Redemption Reference Treasury Dealer and any date of redemption, means the average, as determined by the Quotation Agent, of the bid and offer prices at 11:00 a.m., New York City time, for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the date of redemption quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer on the third business day preceding such date of redemption.

In addition, the Guarantors, the Issuer and their respective affiliates may purchase notes from the holders thereof from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Any notes purchased by the Guarantors, the Issuer or any of their respective affiliates may, at the purchaser’s discretion, be held, resold or canceled.

Payment of Additional Amounts and Redemption upon Changes in Withholding Taxes

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Payment of Additional Amounts” and “—Redemption upon Changes in Withholding Taxes” in the accompanying prospectus will be applicable to the notes.

Notice of Redemption

Notice of any redemption (other than a Special Mandatory Redemption) will be sent at least 30 days but not more than 90 days before the redemption date to the Trustee and each holder of the applicable series of notes to be redeemed. If Pentair Finance elects to redeem a portion but not all of such notes, the Trustee will select the notes to be redeemed in accordance with a method determined by Pentair Finance, in such manner as complies with applicable legal requirements, the rules and procedures of The Depository Trust Company, if applicable, and stock exchange requirements, if any.

Interest on such notes or portions of notes will cease to accrue on and after the date fixed for redemption, unless Pentair Finance defaults in the payment of such redemption price and accrued interest with respect to any such note or portion thereof.

If any date of redemption of any note is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Change of Control

If a Change of Control Triggering Event (as defined below) with respect to a series of notes occurs, unless the Issuer has exercised its option to redeem such notes, it shall be required to make an offer (a “Change of Control Offer”) to each holder of such notes to repurchase, at the holder’s election, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the Indenture. In a Change of Control Offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be sent to the Trustee and the holders of the notes describing in reasonable detail the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date shall, except as described in the immediately following sentence and other than as required by law, be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”). The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

Any exercise by a holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of a note, but in that event the principal amount of such note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Notwithstanding the foregoing, the Issuer and the Guarantors will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, none of the Issuer or the Guarantors will be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of its compliance with such securities laws or regulations.

For purposes of the Change of Control Offer provisions of the notes, the following terms are applicable:

“Change of Control” means the occurrence on or after the issue date of the notes of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of Pentair and its subsidiaries, taken as a whole, to any person, other than Pentair or a direct or indirect wholly-owned subsidiary of Pentair; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Pentair’s outstanding Voting Stock or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) Pentair consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Pentair, in any such event pursuant to a transaction in which any of Pentair’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Pentair’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the approval by the holders of Pentair’s Voting Stock of a plan for Pentair’s liquidation or dissolution. Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control under clause (1), (2) or (4) above if (i) Pentair becomes a direct or indirect wholly-owned subsidiary of a holding company or a holding company becomes the successor to Pentair under the Indenture pursuant to a transaction that is permitted under the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction (or a series of related transactions) are the same or substantially the same (and hold in the same or substantially the same proportions) as the holders of Pentair’s Voting Stock immediately prior to that transaction. The term “person,” as used in this definition, means any Person and any two or more Persons as provided in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a Change of Control if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the purported Change of Control Triggering Event). Unless at least two of the three Rating Agencies are providing a rating for the applicable series of the notes at the commencement of any period referred to in the definition of “Rating Event”, below, a Rating Event will be deemed to have occurred during such period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating,” with respect to a series of notes, means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the applicable series of notes or fails to make a rating of the applicable series of notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the applicable series of notes is lowered by at least two of the three Rating Agencies and such notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the date of Pentair’s first public notice of the occurrence of a Change of Control or Pentair’s intention to effect a Change of Control and ending 60 days following consummation or abandonment of such Change of Control.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “Person” as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Definitions

As used in the Indenture and this prospectus supplement, the following defined terms shall have the following meanings with respect to the notes:

“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of the Issuer, a Guarantor or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Tangible Assets” at any date means Consolidated Net Worth less all Intangible Assets (as defined below) appearing on the most recently prepared consolidated balance sheet of Pentair and its subsidiaries as of the end of a fiscal quarter of Pentair and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of Pentair and its subsidiaries as of the end of a fiscal quarter of Pentair and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Total Assets” at any date means the total assets appearing on the most recently prepared consolidated balance sheet of Pentair and its subsidiaries as of the end of a fiscal quarter of Pentair and its subsidiaries, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“ERICO” means ERICO Global Company, an Ohio corporation.

“ERICO Acquisition” means the acquisition of all of the outstanding shares of ERICO by Buyer (as defined in the definition of ERICO Merger Agreement) pursuant to the ERICO Merger Agreement.

“ERICO Merger Agreement” means the Agreement and Plan of Merger dated August 15, 2015, among Pentair, Pentair Lionel Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Pentair (“Buyer”), Pentair Lionel Merger Sub, Inc., an Ohio corporation and a wholly-owned subsidiary of Pentair and Buyer, and ERICO, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Funded Indebtedness” means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of Pentair and its subsidiaries as of the end of a fiscal quarter of Pentair, prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles in effect on the date of the Indenture and (v) all Indebtedness of others consolidated in such balance sheet that is guaranteed by the Issuer, a Guarantor or any of their respective subsidiaries or for which the Issuer, a Guarantor or any of their respective subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Intangible Assets” means the amount, if any, stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of Pentair and its subsidiaries as of the end of a fiscal quarter of Pentair, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“lien” means a mortgage, pledge, security interest, lien or similar encumbrance.

“Non-Recourse Indebtedness” means Indebtedness upon the enforcement of which recourse may be had by the holder(s) thereof only to identified assets of a Guarantor or the Issuer or any subsidiary of a Guarantor or the Issuer and not to a Guarantor or the Issuer or any subsidiary of a Guarantor or the Issuer personally (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Principal Property” means any manufacturing, processing or assembly plant, warehouse or distribution facility, office building or parcel of real property of Pentair or any of its subsidiaries that is located in the United States of America, Canada or the Commonwealth of Puerto Rico and (A) is owned by Pentair or any subsidiary of Pentair on the date of the Indenture, (B) the initial construction of which has been completed after the date of the Indenture, or (C) is acquired after the date of the Indenture, in each case, other than any such plants, facilities, warehouses, office buildings, parcels or portions thereof, that (i) in the opinion of the Board of Directors of Pentair, are not collectively of material importance to the total business conducted by Pentair and its subsidiaries as an entirety, or (ii) has a net book value (excluding any capitalized interest expense), on date of the Indenture in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 1.0% of Consolidated Net Tangible Assets on the consolidated balance sheet of Pentair as of the applicable date.

“Restricted Subsidiary” means any subsidiary of Pentair that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by Pentair or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been owned and in full operation for more than 180 days and has been or is to be sold or transferred by Pentair or a Restricted Subsidiary to such Person other than a Guarantor, the Issuer or any of their respective subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

Book-Entry, Delivery and Form

The provisions described in “Description of Debt Securities and Guarantees of Debt Securities—Book Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” in the accompanying prospectus will be applicable to the notes.

CERTAIN LUXEMBOURG, IRELAND, SWITZERLAND AND UNITED STATES FEDERAL

INCOME TAX CONSIDERATIONS

Luxembourg

The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), the temporary budget balancing tax (impôt d’équilibrage budgétaire temporaire), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax, the temporary budget balancing tax (impôt d’équilibrage budgétaire temporaire) and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding Tax

Luxembourg Resident Holders

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended, mentioned in the paragraph below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by Luxembourg residents.

Under the law of 23 December 2005, as amended, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. of interest on the notes, to the extent within the scope of the law, would be subject to withholding tax of 10%.

Non-resident Holders

Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-residents.

Taxation of Corporate Holders

Luxembourg Resident Corporate Holders

A corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest paid or accrued on the notes.

Gains realized by a corporate holder of the notes, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of the notes, are subject to Luxembourg corporation taxes.

A Luxembourg holder of the notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or the law of 13 February 2007 on specialized investment funds, as amended, will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, or on gains realized on the sale or disposal of the notes.

Non-resident Corporate Holders

Gains realized by a non-resident corporate holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of notes are not subject to Luxembourg income tax.

Taxation of Individual Holders

Luxembourg Resident Individuals

An individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, is subject to income tax in respect of interest paid on the notes, except if (i) withholding tax has been levied on such payments in accordance with the law of 23 December 2005, as amended, or (ii) the individual holder of the notes has opted for the application of a 10% tax in full discharge of income tax in accordance with the law of 23 December 2005, as amended, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU member state (other than Luxembourg), in a member state of the European Economic Area (other than a EU member state) or in a state that has entered into a treaty with Luxembourg relating to the Council Directive 2003/48/EC of 3 June 2003.

Under Luxembourg tax laws, a gain realized by an individual holder of the notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes, is not subject to Luxembourg income tax, provided this sale or disposal took place after six months of the acquisition of the notes. An individual holder of notes, who acts in the course of the management of his private wealth and who is a resident of Luxembourg for tax purposes, has further to include the portion of the gain corresponding to accrued but unpaid income in respect of the notes in his or her taxable income, except if tax is levied on such interest in accordance with the law of 23 December 2005, as amended. realized by an individual holder of the notes, who acts in the course of the management of a professional or business undertaking, who is a resident of Luxembourg, on the sale or disposal of the notes are subject to Luxembourg income tax at ordinary rates.

Non-resident Individuals

Gains realized by a non-resident holder of the notes, who does not have a permanent establishment or fixed place of business in Luxembourg to which the notes are attributable, are not subject to Luxembourg income tax on the sale or disposal of the notes.

Wealth Tax

Under present Luxembourg tax laws, a Luxembourg corporate resident holder of the notes or a non-resident corporate holder of notes who has a permanent establishment or a fixed place of business in Luxembourg to which these notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, except if the holder is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investments, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, or is a company governed by the law of 15 June 2004 on venture capital vehicles, as amended, or a securitization company governed by the law of 22 March 2004 on securitization, as amended. An individual holder of the notes, whether a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such notes.

Inheritance and Gift Taxes

Under present Luxembourg tax laws, where a holder of the notes is a resident for tax purposes of Luxembourg at the time of his or her death, the notes are included in his or her taxable estate for inheritance tax purposes. Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed or registered in Luxembourg.

No Stamp Duty

In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.

However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case of legal proceedings before Luxembourg courts or in case the notes must be produced before an official Luxembourg authority, or in the case of a registration of the notes on a voluntary basis, or in the case the documents relating to the notes are referred to in a public deed.

Ireland

The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest. An issuer of notes will not be obliged to withhold tax from payments of interest and premium (if any) on the notes so long as such payments do not constitute Irish source income. Interest and any premium paid on the notes may be treated as having an Irish source if:

•	the issuer is resident in Ireland for tax purposes;

•	the issuer has a branch or permanent establishment in Ireland, the assets or income of which are used to fund the payment on the notes; or

•	the issuer is not resident in Ireland for tax purposes but the register for the notes is maintained in Ireland or (if the notes are in bearer form) the notes are physically held in Ireland.

Pentair Finance, the issuer of notes, confirms that it is not and will not be resident in Ireland for tax purposes and that it will not maintain a register of any registered notes in Ireland. If Pentair were to make payments under the guarantee, it is possible that such payments could be treated as having an Irish source, in which case tax at the standard rate of income tax (currently 20%) could be required to be withheld from such payments. We expect that, if such withholding were required, Additional Amounts would be due on such payments, as described in “Description of Debt Securities and Guarantees of Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Taxation of Receipts

Notwithstanding that a noteholder may receive payments of interest or premium (if any) on the notes or guarantee payments under the notes free of Irish withholding tax, the noteholder may still be liable to pay Irish income or corporation tax on such interest, premium or guarantee payment if (i) such interest, premium or guarantee payment has an Irish source, (ii) the noteholder is resident or (in the case of a person other than a body corporate) ordinarily resident in Ireland for tax purposes or (iii) the notes are attributed to a branch or agency in Ireland. Noteholders who are individuals may also be liable to pay social insurance (PRSI) contributions and the universal social charge. Ireland operates a self-assessment system in respect of income and corporation tax, and each person must assess its own liability to Irish tax. Relief from Irish income tax may be available under the specific provisions of a double taxation agreement between Ireland and the country of residence of the recipient.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest or premium paid on notes issued by a company not resident in Ireland, where such interest or premium is collected or realised by a bank or encashment agent in Ireland on behalf of any noteholder.

Encashment tax does not apply where the noteholder is not resident in Ireland and has made a declaration in the prescribed form to the encashment agent or bank.

Capital Gains Tax

A noteholder will not be subject to Irish tax on capital gains on a disposal of notes unless such holder is either resident or ordinarily resident in Ireland or carries on a trade or business in Ireland through a permanent establishment, branch or agency in respect of which the notes were used or held.

Capital Acquisitions Tax

A gift or inheritance comprising of notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the notes are regarded as property situate in Ireland. A foreign domiciled individual will not be regarded as being resident or ordinarily resident in Ireland at the date of the gift or inheritance unless that individual (i) has been resident in Ireland for the five consecutive tax years preceding that date, and (ii) is either resident or ordinarily resident in Ireland on that date.

Notes in registered form are property situate in Ireland if the register is in Ireland. Accordingly, if such notes are comprised in a gift or inheritance, the gift or inheritance may be within the charge to tax regardless of the residence status of the disponer or the donee/successor.

Stamp Duty

As the issuer is not registered in Ireland, stamp duty will not arise on a document effecting a transfer of the notes so long as the instrument of transfer of the notes does not relate to:

•	any immoveable property in Ireland or any right over or interest in such property; or

•	stocks or marketable securities of a company registered in Ireland.

Switzerland

The following information is of a general nature only and is based on the laws presently in force in Switzerland. It does not purport to be a comprehensive description of all tax implications that might be relevant to an investment decision. This section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment situated in Switzerland for Swiss tax purposes) of owning the notes. The tax treatment for each holder depends on the particular situation. All investors and prospective investors are advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of notes.

Swiss Income and Wealth Tax

Holders of notes who are not residents of Switzerland, and have no permanent establishment situated in Switzerland to which the notes are attributable or to which the notes belong, will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the notes.

Withholding Tax

Payments by Pentair Finance, Pentair or Pentair Investments, of interest on, and repayment of principal of, the notes, will not be subject to Swiss federal withholding tax, even though the notes are guaranteed by Pentair Investments, provided that Pentair Finance uses the proceeds from the offering and sale of the notes outside of Switzerland unless Swiss taxation laws in force from time to time exceptionally permit such use in Switzerland. Although Pentair Investments will guarantee the notes, none of the proceeds are expected to be used in Switzerland. Consequently, we expect that neither the payment of interest on, nor the redemption of, the notes will be subject to Swiss withholding tax.

Securities Turnover Tax

The sale or purchase of the notes will not be subject to Swiss turnover tax if the duration of the notes is less than one year. If the duration of the notes is more than one year, a sale or purchase of the notes may be subject to Swiss turnover tax if carried out through a Swiss securities dealer (as defined in the Swiss Stamp Tax Act) or if a Swiss securities dealer is a party to the transaction. The Swiss securities dealer will usually impose half of the turnover tax of 0.3% on every contractual partner that is not a Swiss securities dealer unless the counterparties qualify for an exemption from Swiss turnover tax. No securities turnover tax will be imposed, however, on transactions not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party.

Pentair Investments may qualify as a Swiss securities dealer under the Swiss Federal Tax Law, in case it is considered to act for thirds as a party or an intermediary in transactions with taxable securities on a regular basis.

United States

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes by a U.S. holder or a non-U.S. holder (each as defined below) that acquires the notes upon original issuance at their initial offering price and holds the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is based upon provisions of the Code, U.S. Treasury regulations issued thereunder, U.S. Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. Prospective investors should be aware that no ruling will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules, such as financial institutions, banks, insurance companies, broker-dealers, traders in securities that elect to use a mark-to-market method of accounting , certain U.S. expatriates, tax-exempt organizations, persons that will hold the notes as a part of a straddle, hedge, wash sale, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities or arrangements treated as partnerships for U.S. federal income tax purposes and partners in such partnerships, controlled foreign corporations, passive foreign investment companies, and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not address U.S. federal estate or gift tax laws, U.S. federal alternative minimum tax consequences or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a “U.S. holder” is a beneficial owner of the notes that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of notes (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity”) that is not a U.S. holder. If an entity classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” owns notes, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership or as a “disregarded entity” and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

U.S. Holders

Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes (see “Description of Notes—Change of Control” and “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Rating Events”). The obligation to make such payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” Under applicable U.S. Treasury regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to take the position that the contingencies associated with the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a U.S. holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Interest

Payments of stated interest on the notes (including any non-U.S. tax withheld on such payments and any Additional Amounts paid with respect thereto) will be included in a U.S. holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes. As a result of the inclusion of any amounts attributable to withheld non-U.S. taxes and Additional Amounts, the amount included in a U.S. holder’s gross income for U.S. federal income tax purposes with respect to a payment of interest may be greater than the amount of cash actually received (or receivable) by such U.S. holder.

Income earned by a U.S. holder with respect to the notes will generally constitute foreign-source income for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The limitation on foreign income taxes eligible for credit is calculated separately with respect to specific classes of income. In this regard, interest income in respect of the notes will constitute “passive category income” for most U.S. holders.

Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits and the deduction of foreign income taxes are complex and, therefore, U.S. holders should consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.

Sale, Exchange, Retirement or Other Taxable Disposition of Notes

Upon a sale, exchange, retirement or other taxable disposition of notes, a U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received on the disposition (other than any amount attributable to accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such notes. A U.S. holder’s adjusted tax basis in a note will generally equal the U.S. dollar cost of the note to such holder.

Any such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the notes exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from a disposition of a note that is subject to a non-U.S. income tax, the U.S. holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year.

Additional Tax on Net Investment Income

Certain U.S. holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Foreign Financial Asset Reporting

U.S. holders who are individuals (and, under proposed regulations, certain entities) that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or more than $75,000 at any time during the tax year (or such larger values as specified in such legislation), are generally required to file an information report with respect to such assets with their tax returns. The notes are generally expected to constitute specified foreign financial assets subject to these reporting requirements (unless the notes are held in an account at a U.S. financial institution). Prospective investors should consult their own tax advisor as to the possible application of this information reporting requirement.

Backup Withholding and Information Reporting

Information reporting requirements will generally apply to payments of interest on the notes within the United States and to the proceeds from a sale, exchange, retirement or other taxable disposition of notes effected at a U.S. office of a broker unless a U.S. holder is an exempt recipient and appropriately establishes that exemption. In addition, backup withholding will apply to any such payments or proceeds if a U.S. holder fails to provide a correct taxpayer identification number or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income, or if the U.S. holder otherwise fails to comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

Payments on the notes to a non-U.S. holder and gain realized by a non-U.S. holder on its disposition of the notes will not generally be subject to U.S. federal income or withholding tax, unless (1) any such payment or gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder) or (2) in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met.

Backup Withholding and Information Reporting

In general, payments of principal and interest on the notes, and payments of the proceeds of a sale, exchange, retirement or other taxable disposition of notes, paid within the United States or through certain U.S.-related financial intermediaries to a non-U.S. holder, may be subject to information reporting and backup withholding unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely provided to the IRS.

Foreign Account Tax Compliance

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”) and related intergovernmental agreements, holders of the notes may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners.

It is also possible that, from no earlier than January 1, 2017, the issuer may be required to withhold U.S. tax on payments on the notes to the extent such payments are considered to be “foreign passthru payments.”

Obligations issued on or prior to the date that is six months after the date on which applicable final Treasury Regulations defining “foreign passthru payments” are filed generally would be “grandfathered” unless such obligations are materially modified after such date. As of the date of this prospectus supplement, applicable final Treasury Regulations defining “foreign passthru payments” have not yet been filed. Thus, payments on the notes would be considered “foreign passthru payments” subject to FACTA withholding only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period. In the event any withholding under FATCA is imposed with respect to any payments on the notes, there generally will be no Additional Amounts payable to compensate for the withheld amount.

Non-U.S. governments have entered into, and others are expected to enter into, intergovernmental agreements with the United States to implement FATCA in a manner that may alter the rules described herein. Holders should consult their own tax advisors on how these rules may apply to their investment in the notes.

The above discussion is intended only as a general summary of certain aspects of U.S. federal income tax law and does not constitute a complete analysis of all tax consequences relating to the purchase, ownership and disposition of the notes. Prospective investors should consult their own independent tax advisors concerning the U.S. federal, state, local and non-U.S. income and other tax consequences to them based upon their particular circumstances.

UNDERWRITING

We and the underwriters for the offering named below, for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint lead active book-running managers, have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the principal amount of the notes indicated in the following table.

Underwriters	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2025 Notes
Citigroup Global Markets Inc.	$114,500,000	$91,600,000	$57,250,000
J.P. Morgan Securities LLC	114,500,000	91,600,000	57,250,000
Merrill Lynch, Pierce Fenner & Smith Incorporated	114,500,000	91,600,000	57,250,000
Mitsubishi UFJ Securities (USA), Inc.	36,375,000	29,100,000	18,188,000
U.S. Bancorp Investments, Inc.	36,375,000	29,100,000	18,187,000
HSBC Securities (USA) Inc.	12,500,000	10,000,000	6,250,000
Wells Fargo Securities, LLC	12,500,000	10,000,000	6,250,000
Deutsche Bank Securities Inc.	10,000,000	8,000,000	5,000,000
Santander Investment Securities Inc.	10,000,000	8,000,000	5,000,000
BBVA Securities Inc.	5,000,000	4,000,000	2,500,000
BMO Capital Markets Corp.	5,000,000	4,000,000	2,500,000
BNP Paribas Securities Corp.	5,000,000	4,000,000	2,500,000
ING Financial Markets LLC	5,000,000	4,000,000	2,500,000
ANZ Securities, Inc.	3,750,000	3,000,000	1,875,000
Loop Capital Markets LLC	3,750,000	3,000,000	1,875,000
PNC Capital Markets LLC	3,750,000	3,000,000	1,875,000
SMBC Nikko Securities America, Inc.	3,750,000	3,000,000	1,875,000
The Williams Capital Group, L.P.	3,750,000	3,000,000	1,875,000

Total	$500,000,000	$400,000,000	$250,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the applicable initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to 0.250% of the principal amount of the 2018 notes, up to 0.350% of the principal amount of the 2020 notes and up to 0.400% of the principal amount of the 2025 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.200% of the principal amount of the 2018 notes, up to 0.225% of the principal amount of the 2020 notes and up to 0.250% of the principal amount of the 2025 notes. If all the notes of a series are not sold at the applicable initial public offering price, the underwriters may change the offering price and the other selling terms.

Each series of notes is a new issue of securities with no established trading markets and we do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make markets in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

It is expected that delivery of the notes will be made against payment therefor on or about September 16, 2015, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us	2018 Notes	2020 Notes	2025 Notes
Per note	0.400%	0.600%	0.650%
Total	$2,000,000	$2,400,000	$1,625,000

We estimate that the total expenses for this offering will be $1.75 million, excluding underwriters’ discounts and commissions.

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, financing and brokerage activities.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other financial and non-financial services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive, or may in the future receive, customary fees and commissions. The underwriters for this offering may act as underwriters or agents in any Additional Financings, and affiliates of J.P. Morgan Securities LLC serve as ERICO’s financial advisor in connection with the ERICO acquisition. Also, the underwriters and/or their affiliates are lenders and/or agents under our revolving credit facility. The underwriters and/or their affiliates are also acting as joint lead arrangers and exclusive joint book-runners for an amendment to the revolving credit facility. In addition, each of the joint lead active book-running managers and certain of the underwriters and/or their affiliates have agreed to provide us with the committed bridge facility that we may draw upon in the event that this offering or the Additional Financings are not consummated. The amount of the commitments under the bridge facility will be reduced on a dollar-for-dollar basis by the principal amount of the notes offered hereby and pursuant to any Additional Financings. U.S. Bancorp Investments, Inc., an underwriter, is an affiliate of the trustee and paying agent for the notes.

Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in the Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the notes referred to in (a) through (c) above shall require Pentair Finance or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State. For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantors; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Ireland

No action may be taken with respect to the notes in or involving Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) of Ireland, including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Companies Act 2014 of Ireland, the Central Bank Acts 1942 to 2014 of Ireland and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) of Ireland and any rules issued under Section 1363 of the Companies Act 2014, by the Central Bank of Ireland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE SECURITIES

The validity of the notes of Pentair Finance and the guarantees of Pentair and Pentair Investments will be passed upon by Foley & Lardner LLP, counsel to Pentair Finance, Pentair and Pentair Investments. Certain matters under the laws of Ireland related to the guarantee of Pentair will be passed upon by Arthur Cox, Dublin, Ireland, Irish counsel to Pentair. Certain matters under the laws of Luxembourg related to the notes of Pentair Finance will be passed upon by Allen & Overy Luxembourg, société en commandite simple, Luxembourg counsel to Pentair Finance. Certain matters under the laws of Switzerland related to the guarantees of Pentair Investments will be passed upon by Bär & Karrer, Swiss counsel to Pentair Investments. The validity of the notes and the guarantees will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and the effectiveness of Pentair plc and its subsidiaries’ internal control over financial reporting incorporated in this prospectus supplement and the accompanying prospectus by reference from Pentair plc’s Current Report on Form 8-K filed on May 11, 2015 and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Pentair plc’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. as of September 30, 2011 and September 24, 2010 and for each of the three years in the period ended September 30, 2011, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PENTAIR PLC

PENTAIR INVESTMENTS SWITZERLAND GMBH

PENTAIR FINANCE S.A.

Debt Securities

Ordinary Shares

Purchase Contracts

Warrants

Units

Guarantees of Debt Securities

We may offer from time to time:

•	senior debt securities of Pentair Finance S.A.;

•	ordinary shares of Pentair plc;

•	contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	warrants for debt or equity securities of Pentair plc, Pentair Finance S.A. or of third parties;

•	units consisting of one or more debt securities or other securities; and

•	guarantees by Pentair plc and Pentair Investments Switzerland GmbH of debt securities.

We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

The ordinary shares of Pentair plc are listed on the New York Stock Exchange under the ticker symbol “PNR”.

Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.

None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated May 11, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s Web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “Pentair” are only to Pentair plc, an Irish public limited company, references to “we,” “us” and “our” or similar terms are to Pentair and its consolidated subsidiaries, references to “Pentair Investments” are to Pentair Investments Switzerland GmbH, a Switzerland limited liability company, and references to “Pentair Finance” are to Pentair Finance S.A., a Luxembourg public limited liability company (société anonyme).

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding our future financial position, business strategy, targets and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements generally are identified by the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or phrases or terms of similar substance or the negative thereof or similar terminology generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, including, among others, those we identify under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this prospectus, any prospectus supplement or other offering material or any documentation incorporated by reference. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Pentair, Pentair Finance and Pentair Investments are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	Pentair, Pentair Finance and Pentair Investments are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	Pentair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 24, 2015 (other than Items 7 and 8) (The financial statements included in Pentair’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus, have been superseded by the financial statements included in Pentair’s Current Report on Form 8-K filed on May 11, 2015.);

•	Pentair’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015;

•	The financial statements contained in Item 9.01(a) in Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012;

•	Pentair’s Current Reports on Form 8-K dated May 5, 2015 and May 11, 2015; and

•	The description of Pentair’s ordinary shares contained in Pentair’s Current Report on Form 8-K dated June 3, 2014.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Pentair Management Company

5500 Wayzata Boulevard, Suite 800

Golden Valley, Minnesota 55416-1259

Attention: Secretary

(763) 545-1730

You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

ABOUT THE ISSUERS

Pentair plc

Pentair is a focused diversified industrial manufacturing company comprising four reporting segments: Valves & Controls, Flow & Filtration Solutions, Water Quality Systems and Technical Solutions. Valves & Controls designs, manufactures, markets and services valves, fittings, automation and controls and actuators for the energy and industrial verticals. Flow & Filtration Solutions designs, manufactures, markets and services solutions for the toughest filtration, separation, flow and fluid management challenges in agriculture, food and beverage processing, water supply and disposal and a variety of industrial applications. Water Quality Systems designs, manufactures, markets and services innovative water system products and solutions to meet filtration and fluid management challenges in food and beverage, water, swimming pools and aquaculture applications. Technical Solutions designs, manufactures, markets and services products that guard and protect some of the world’s most sensitive electronics and electronic equipment, as well as heat management solutions designed to provide thermal protection to temperature sensitive fluid applications.

Pentair is an Irish incorporated public limited company and its principal executive offices are located at P.O. Box 471, Sharp Street, Walkden, Manchester, M28 8BU, United Kingdom, and its telephone number at that address is +44-161-703-1885.

Pentair Investments Switzerland GmbH

Pentair Investments is a 100% owned subsidiary of Pentair. Pentair Investments’ registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland, and its telephone number at that address is +41-52-630-48-00. Pentair Investments performs certain finance-related functions, primarily the guarantee of Pentair Finance’s senior debt.

Pentair Finance S.A.

Pentair Finance is a 100% owned subsidiary of Pentair Investments and an indirect 100% owned subsidiary of Pentair. Pentair Finance’s registered and principal offices are located at 26, boulevard Royal, L-2449 Luxembourg, Luxembourg, and its telephone number at that address is +352-2299995792. Pentair Finance is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Pentair and to issue the debt securities. Otherwise, it conducts no independent business.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase, redemption or retirement of ordinary shares, capital expenditures and investments in our subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes (excluding undistributed equity earnings) and noncontrolling interest, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness, and one-third of rent expense, which represents an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	Quarter Ended March 28, 2015	Years Ended December 31,
		2014	2013	2012		2011	2010
Ratios of earnings to fixed charges	6.9x	8.9x	7.9x	—	(1)	1.6x	6.8x

(1)	For the year ended December 31, 2012, fixed charges exceeded earnings by $148 million.

DESCRIPTION OF DEBT SECURITIES

AND GUARANTEES OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Pentair Finance S.A., or Pentair Finance, is the issuer of the applicable series of debt securities and references to Pentair Finance in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to Pentair in this description refer to Pentair plc, not including its combined subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be senior unsubordinated debt securities. Pentair Finance will issue senior debt securities under a senior debt indenture to be entered into between Pentair Finance, Pentair, Pentair Investments and U.S. Bank National Association, as trustee. We refer to the senior indenture as the indenture, and to the trustee under the indenture as the trustee. In addition, the indenture may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indenture. You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The senior debt securities will be unsubordinated obligations of Pentair Finance. They will rank equally with each other and all of Pentair Finance’s other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.

Debt securities issued by Pentair Finance will be fully and unconditionally guaranteed by Pentair and Pentair Investments, unless otherwise specified in an applicable prospectus supplement. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, Pentair Finance’s subsidiaries or Pentair Investments’ or Pentair’s subsidiaries other than Pentair Finance. Creditors of Pentair Finance’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to Pentair Finance and holders of its debt securities, except to the extent that Pentair Finance is itself recognized as a creditor of that subsidiary, in which case Pentair Finance’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by Pentair Finance.

The indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Pentair Finance;

•	the obligation, if any, of Pentair Finance to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common or ordinary shares or other securities of any kind of Pentair Finance or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Pentair Finance’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the securities of the series shall be issued with guarantees and, if so, the identity of the guarantor (including whether Pentair and/or Pentair Investments shall be a guarantor under the series) and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to securities of the series and any corresponding changes to the provisions of the indenture; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indenture that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indenture and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indenture and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Guarantees

Unless otherwise specified in an applicable prospectus supplement, Pentair and Pentair Investments each will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by Pentair Finance, when and as the same shall become due and payable, whether at maturity, by acceleration, upon redemption or otherwise. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Pentair or Pentair Investments, as applicable, to enforce the guarantee without first proceeding against Pentair Finance.

Redemption at Pentair Finance’s Option

If specified in the applicable prospectus supplement, Pentair Finance may redeem the debt securities of any series, as a whole or in part, at Pentair Finance’s option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If Pentair Finance redeems the debt securities of any series, Pentair Finance also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Withholding Taxes

Pentair Finance may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	If there is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland, Ireland, the United Kingdom or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Pentair Finance, Pentair Investments or Pentair;

•	As a result of such amendment or change, Pentair Finance, Pentair Investments or Pentair becomes, or there is a material probability that Pentair Finance, Pentair Investments or Pentair will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through Pentair Finance’s, Pentair Investments’ or Pentair’s commercially reasonable measures;

•	Pentair Finance delivers to the trustee:

•	a certificate of Pentair Finance, Pentair Investments or Pentair, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Pentair Finance, Pentair Investments or Pentair, as the case may be, taking commercially reasonable measures available to it; and

•	a written opinion of independent legal counsel to Pentair Finance, Pentair Investments or Pentair, as the case may be, of recognized standing to the effect that Pentair Finance, Pentair Investments or Pentair, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Pentair Finance, Pentair Investments or Pentair, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	Following the delivery of the certificate and opinion described in the previous bullet point, Pentair Finance provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which Pentair Finance, Pentair Investments or Pentair would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, Pentair Finance may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of debt securities of a series to be redeemed. If Pentair Finance elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Pentair Finance, in such manner as complies with applicable legal requirements, the rules and procedures of The Depository Trust Company, if applicable, and stock exchange requirements, if any.

Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Pentair Finance defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, none of Pentair Finance, Pentair Investments or Pentair will deduct or withhold from payments made by Pentair Finance, Pentair Investments or Pentair under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Pentair Finance, Pentair Investments or Pentair is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Pentair Finance, Pentair Investments or Pentair, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•	has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

•	with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

•	owns or owned 10% or more of the total combined voting power of all classes of stock or shares of Pentair Finance, Pentair Investments or Pentair;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to such debt securities, except as otherwise provided in the indenture;

•	any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of Sections 871(h) or 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

•	any Taxes that are payable by any method other than withholding or deduction by Pentair Finance, Pentair or Pentair Investments or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•	any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005, as amended);

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•	any Taxes imposed or withheld by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

•	any combination of the above conditions.

Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder of securities or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if Pentair Finance were treated as a domestic corporation under United States federal income tax laws and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Pentair, Pentair Investments or Pentair Finance shall apply this paragraph, Pentair, Pentair Investments or Pentair Finance shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.

Each of Pentair Finance, Pentair Investments and Pentair, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Pentair Finance, Pentair Investments or Pentair or if, notwithstanding Pentair Finance’s, Pentair Investments’ or Pentair’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Pentair Finance, Pentair Investments or Pentair will be obligated to pay Additional Amounts with respect to such payment, Pentair Finance, Pentair Investments or Pentair will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Pentair Finance will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities except for any Luxembourg registration duties (droits d’enregistrement), that would become payable as a result of the registration by a holder of securities or a holder of a beneficial interest in a global security of any agreement relating to the debt securities with the Administration de l’enregistrement et des domaines in Luxembourg, when such registration is not required to enforce such holder’s rights under such agreement.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which Pentair Finance, Pentair Investments, Pentair or any successor to Pentair Finance, Pentair Investments or Pentair, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, any debt securities, any guarantee or in this “Description of Debt Securities and Guarantees of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Affirmative Covenants

Under the indenture:

•	Pentair Finance will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

•	Pentair Finance will maintain an office or agency where securities may be presented or surrendered for payment; and

•	Pentair, Pentair Investments and Pentair Finance will furnish to the trustee on or before April 30 of each year a certificate executed by the principal executive, financial or accounting officer of each of Pentair, Pentair Investments and Pentair Finance on their respective behalf as to such officer’s knowledge of Pentair’s, Pentair Investments’ or Pentair Finance’s, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by Pentair, Pentair Investments and Pentair Finance, respectively.

Reports by Pentair Finance

So long as any debt securities are outstanding, Pentair Finance shall file with the trustee, within 15 days after Pentair files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that Pentair may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Pentair Finance shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Pentair Finance’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Pentair Finance’s and Each Guarantor’s Ability to Consolidate, Merge and Sell Assets

Each of Pentair Investments and Pentair (each a “Guarantor” and, together, the “Guarantors”) and Pentair Finance covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

•

either Pentair Finance or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of Pentair Finance or such Guarantor, as the case may be (if other than Pentair Finance or such Guarantor, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by Pentair Finance or such Guarantor, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) shall be an entity treated as a “corporation” for U.S. tax purposes or Pentair Finance or such Guarantor, as the case may be, and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

•	no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Pentair Finance shall deliver to the trustee prior to or simultaneously with the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.

Events of Default

With respect to debt securities of a particular series, an “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of securities for which the supplemental indenture or resolution of the board of directors under which such series of securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of securities:

•	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•	default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the securities of such series;

•	default in the performance, or breach, of any covenant or agreement of Pentair, Pentair Investments or Pentair Finance in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Pentair, Pentair Investments and Pentair Finance by the trustee or to Pentair, Pentair Investments, Pentair Finance and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series issued under the indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

•	the guarantee with respect to the securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Pentair, Pentair Investments or Pentair Finance not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;

•	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Pentair Finance, Pentair Investments or Pentair in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Pentair Finance, Pentair Investments or Pentair or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

•

Pentair Finance, Pentair Investments or Pentair shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Pentair Finance or Pentair or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

•	any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

If an Event of Default shall have occurred and be continuing in respect of the securities of a series, in each and every case, unless the principal of all the securities of the series shall have already become due and payable, either the trustee at the request of the holders or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding, by notice in writing to Pentair, Pentair Investments and Pentair Finance, as applicable, and to the trustee if given by such holders, may declare the unpaid principal of all the securities of that series to be due and payable immediately.

The holders of a majority in aggregate principal amount of securities of any series, by written notice to Pentair, Pentair Investments and Pentair Finance and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

No holder of any security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:

•	such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•	the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•	such holder or holders shall have offered to the trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;

•	the trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and

•	during such 60 day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with such request.

The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

Pentair Finance, Pentair Investments, Pentair and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities, or to evidence the succession of another person to Pentair, Pentair Investments or Pentair Finance, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Pentair, Pentair Investments or Pentair Finance, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Pentair Finance for the benefit of the holders of any outstanding series of debt securities or to surrender any of Pentair Finance’s, Pentair Investments’ or Pentair’s rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities of the affected series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Pentair Finance shall apply to such series, to provide which of the Events of Default it shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by Pentair and/or Pentair Investments of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to supplement any of the provisions in the indenture to permit or facilitate the defeasance and discharge of the debt securities of any series in a manner consistent with the provisions described in the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series in any material respect; or

•	to conform the text of the indenture, any supplemental indenture or any debt securities to the description thereof in any prospectus, prospectus supplement or offering circular or memorandum or supplement thereto with respect to the offer and sale of debt securities of any series, to the extent than such description is inconsistent with a provision in the indenture, any supplemental indenture or debt security, as provided in an officer’s certificate.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Pentair, Pentair Investments and Pentair Finance, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of the indenture or indemnity and security reasonably satisfactory to it against such risk is not assured to it.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to Pentair Finance and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying Pentair Finance and the trustee. Pentair Finance may remove the trustee if:

•	the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by Pentair Finance or by any such holder in accordance with the indenture; or

•	the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, Pentair Finance will appoint a successor trustee in accordance with the provisions of the indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

Pentair Finance, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by Pentair Finance. If Pentair Finance does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. Pentair Finance or any of its subsidiaries may act as paying agent upon written notice to the trustee.

All funds paid by Pentair, Pentair Investments or Pentair Finance to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Pentair, Pentair Investments or Pentair Finance, as the case may be, and the holder of the debt securities thereafter may look only to Pentair, Pentair Investments and Pentair Finance, as applicable, for payment thereof.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 86 to 94-8 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the indenture and to any debt securities issued thereunder is excluded.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of securities if, at any time:

(a) Pentair, Pentair Investments or Pentair Finance have delivered or have caused to be delivered to the trustee for cancellation all securities of a series theretofore authenticated, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by Pentair, Pentair Investments or Pentair Finance and thereupon repaid to Pentair, Pentair Investments or Pentair Finance or discharged from such trust, as provided in the indenture; or

(b) all such securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Pentair, Pentair Investments or Pentair Finance shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Pentair, Pentair Investments or Pentair Finance shall also pay or cause to be paid all other sums payable hereunder with respect to such series by Pentair Finance.

Notwithstanding the above, Pentair Finance may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of the series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

Pentair Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Defeasance and Discharge of Obligations

Pentair Finance’s, Pentair Investments’ and Pentair’s obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions under the caption below “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under “Satisfaction and Discharge of Indenture,” such debt securities have been paid by Pentair, Pentair Investments or Pentair Finance by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

•	principal;

•	premium, if any;

•	interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•	all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, Pentair Finance, Pentair Investments and Pentair, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of such series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

Pentair Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance

Upon compliance with specified conditions, Pentair Finance, Pentair Investments and Pentair will not be required to comply with some covenants contained in the indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, Pentair Finance’s, Pentair Investments’ and Pentair’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

•	Pentair, Pentair Investments or Pentair Finance irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Pentair, Pentair Investments or Pentair Finance, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture with respect to the outstanding securities of such series, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the securities of such series;

•	Pentair, Pentair Investments or Pentair Finance, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified in the indenture relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption “Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•	Pentair, Pentair Investments or Pentair Finance, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the U.S. Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of Pentair’s, Pentair Investments’ or Pentair Finance’s exercise of such defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940, as amended; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Pentair, Pentair Investments or Pentair Finance pursuant to the indenture.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of DTC, and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and Pentair Finance does not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and Pentair Finance does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	Pentair Finance determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’ s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

Pentair Finance is also required, pursuant to Luxembourg law, to maintain at its registered office a register of debt securities in registered form (registre des obligations nominatives) (the “Register”). Any registrar shall provide Pentair Finance, on any issue date and after any change made to any registrar’s register, with a copy of the relevant registrar’s register to enable Pentair Finance to maintain the Register. For purposes of Luxembourg law, ownership of the debt securities in registered form (obligations nominatives) will be evidenced through registration from time to time in the Register, and such registration will be a means of evidencing title to the debt securities in registered form. In case of discrepancies between the Register and any registrar’s register, the registrations in the Register shall prevail for purposes of Luxembourg law.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream Participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF ORDINARY SHARES

The following description of the material terms of Pentair’s ordinary shares is based on the provisions of the Pentair articles of association (the “Pentair Articles”). This description is not complete and is subject to the applicable provisions of Irish law and the Pentair Articles, which are filed as an exhibit to the registration statement related to this prospectus. The transfer agent and registrar for Pentair’s ordinary shares is Computershare Inc. Pentair’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “PNR.”

Capital Structure

The current authorized share capital of Pentair is €40,000 and $4,260,000 divided into 40,000 euro shares with a nominal value of €1.00 per share and 426,000,000 ordinary shares with a nominal value of $0.01 per share. Pentair will disclose in an applicable prospectus supplement and/or offering material the number of shares of Pentair’s ordinary shares then outstanding. The authorized share capital includes 40,000 shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

Pentair may issue shares subject to the maximum authorized share capital contained in the Pentair Articles. The authorized share capital may be increased by a resolution approved by a two-thirds majority of the votes of Pentair’s shareholders cast at a general meeting (referred to as a “variation resolution”) or reduced by a resolution approved by a simple majority of the votes of Pentair’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Pentair may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The Pentair Articles authorize the board of directors of Pentair to issue new ordinary shares up to the amount of the current authorized but unissued share capital without shareholder approval for a period of five years ending May 20, 2019.

The rights and restrictions to which the ordinary shares are subject are prescribed in the Pentair Articles.

Irish law does not recognize fractional shares held of record. Accordingly, the Pentair Articles do not provide for the issuance of fractional shares of Pentair, and the official Irish share register of Pentair will not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Pentair would result in any Pentair shareholder becoming entitled to fractions of a share, the Pentair board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the Pentair board of directors may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Preemption Rights, Share Warrants and Share Options

Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Pentair has opted out of these preemption rights in the Pentair Articles as permitted under Irish company law for a maximum period of five years, which will expire May 20, 2019. Because Irish law requires this opt-out to be renewed at least every five years by a resolution approved by not less than 75% of the votes of the shareholders of Pentair cast at a general meeting (referred to under Irish law as a

“special resolution”), the Pentair Articles provide that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Pentair on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

The Pentair Articles provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Pentair is subject, the Pentair board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Pentair board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Pentair board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. Irish Companies Act of 1963 to 2013 (the “Companies Acts”) provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Pentair is subject to the rules of the New York Stock Exchange and the Code that require shareholder approval of certain equity plans and share issuances. The Pentair board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Pentair are equal to, or in excess of, the aggregate of Pentair’s called up share capital plus undistributable reserves and the distribution does not reduce Pentair’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Pentair’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Pentair’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Pentair has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Pentair. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts, which give a “true and fair view” of Pentair’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The Pentair Articles authorize the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The Pentair board of directors may also recommend a dividend to be approved and declared by the Pentair shareholders at a general meeting. The Pentair board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Pentair will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Pentair.

The directors of Pentair may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Pentair in relation to the ordinary shares of Pentair.

Share Repurchases, Redemptions and Conversions

Overview

The Pentair Articles provide that any ordinary shares which Pentair has agreed to acquire shall be deemed to be a redeemable share on, and from the time of, existence or creation of an agreement, transaction, or trade between Pentair and any third party pursuant to which Pentair acquires, or will acquire, ordinary shares, or an interest in ordinary shares, from such third party. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Pentair will technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions by Pentair”. If the Pentair Articles did not contain such provision, all repurchases by Pentair would be subject to many of the same rules that apply to purchases of Pentair ordinary shares by subsidiaries described below under “Purchases by Subsidiaries of Pentair” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange”. Neither Irish law nor any constituent document of Pentair places limitations on the right of nonresident or foreign owners to vote or hold Pentair ordinary shares. Except where otherwise noted, references elsewhere in this prospectus to repurchasing or buying back ordinary shares of Pentair refer to the redemption of ordinary shares by Pentair or the purchase of ordinary shares of Pentair by a subsidiary of Pentair, in each case in accordance with the Pentair Articles and Irish company law as described below.

Repurchases and Redemptions by Pentair

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Pentair may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Pentair. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of the Pentair Articles described above, shareholder approval will not be required to redeem Pentair ordinary shares.

Pentair may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Pentair’s subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Pentair at any time must not exceed 10% of the nominal value of the issued share capital of Pentair. Pentair may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Pentair or re-issued subject to certain conditions.

Purchases by Subsidiaries of Pentair

Under Irish law, an Irish or non-Irish subsidiary may purchase Pentair ordinary shares either as overseas market purchases or off-market purchases. For a subsidiary of Pentair to make overseas market purchases of Pentair ordinary shares, the shareholders of Pentair must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular overseas market purchase by a subsidiary of Pentair ordinary shares is required. For an off-market purchase by a subsidiary of Pentair, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose Pentair ordinary shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Pentair.

In order for a subsidiary of Pentair to make an overseas market purchase of Pentair ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which the shares of Pentair are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of Pentair ordinary shares acquired and held by the subsidiaries of Pentair at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Pentair. While a subsidiary holds Pentair ordinary shares, it cannot exercise any voting rights in respect of those shares. The acquisition of Pentair ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

The Pentair Articles provide that Pentair will have a first and paramount lien on every share that is not a fully paid up share for all moneys payable at a fixed time or called in respect of that share, whether presently due or not in respect of such Pentair ordinary shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any Pentair ordinary shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as Pentair and will only be applicable to Pentair ordinary shares that have not been fully paid up.

Consolidation and Division; Subdivision

Under the Pentair Articles, Pentair may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by the Pentair Articles.

Reduction of Share Capital

Pentair may, by special resolution, reduce its authorized share capital in any way. Pentair also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Acts.

Annual General Meetings of Shareholders

Pentair is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Pentair’s fiscal year end.

Any annual general meeting may be held outside of Ireland if a resolution so authorizing is passed at the preceding annual general meeting. The Pentair Articles include a provision reflecting this requirement of the Companies Acts.

Notice of an annual general meeting must be given to all Pentair shareholders entitled to such notice and to the auditors of Pentair. The Pentair Articles provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Pentair may be convened (i) by the Pentair board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Pentair carrying voting rights, or (iii) on requisition of Pentair’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Pentair shareholders and to the auditors of Pentair. Subject to the provisions of Irish law allowing an extraordinary meeting to be called at shorter notice, under the Pentair Articles, the minimum notice period is 21 days.

In the case of an extraordinary general meeting convened by shareholders of Pentair, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Pentair board of directors has 21 days to convene a meeting of Pentair shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Pentair board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Pentair’s receipt of the requisition notice.

If the Pentair board of directors becomes aware that the net assets of Pentair are not greater than half of the amount of Pentair’s called-up share capital, the directors of Pentair must convene an extraordinary general meeting of Pentair shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The Pentair Articles provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum is the holders of shares, present in person or by proxy, entitling them to exercise a majority of the voting power of the Company. Abstentions and broker non-votes are regarded as present for the purpose of establishing a quorum.

Voting

At any meeting of Pentair, all resolutions will be decided on a poll.

Voting may be exercised by shareholders registered in Pentair’s share register as of the record date for the meeting or by a duly appointed proxy of such registered shareholder, which need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on behalf as their proxy. All proxies must be appointed in the manner prescribed by the Pentair Articles. The Pentair Articles permit the appointment of proxies by the shareholders to be notified to Pentair electronically.

Treasury shares or Pentair ordinary shares that are held by subsidiaries of Pentair are not entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the Pentair Articles;

•	approving a change of name of Pentair;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of Pentair from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the Pentair Articles do not provide otherwise);

•	purchase of Pentair shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Pentair be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	a merger pursuant to the EU Cross-Border Mergers Directive 2005/56/EC.

Variation of Rights Attaching to a Class or Series of Shares

Under the Pentair Articles and the Companies Acts, any variation of class rights attaching to the issued shares of Pentair must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the Pentair Articles relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Pentair and any act of the Irish Government which alters the memorandum of Pentair; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Pentair; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Pentair; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Pentair which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Pentair also have the right to inspect all books, records and vouchers of Pentair. The auditors’ report must be circulated to the shareholders with Pentair’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Pentair’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•	a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•	through a tender or takeover offer by a third party for all of the shares of Pentair. Where the holders of 80% or more of Pentair’s ordinary shares have accepted an offer for their shares in Pentair, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Pentair were to be listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•	it is also possible for Pentair to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a transaction must be approved by a special resolution. If Pentair is being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to Pentair shareholders is not all in the form of cash, Pentair shareholders may be entitled to require their shares to be acquired at fair value.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish company limited by shares such as Pentair and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Acts, Pentair shareholders must notify Pentair if, as a result of a transaction, the shareholder will become interested in 5% or more of the shares of Pentair; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Pentair ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Pentair, the shareholder must notify Pentair of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Pentair (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. Pentair must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Pentair ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Pentair, under the Companies Acts, may, by notice in writing, require a person whom Pentair knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Pentair’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of Pentair, to provide additional information, including the person’s own past or present interests in shares of Pentair. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Pentair may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Pentair on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event Pentair is in an offer period pursuant to the Irish Takeover Rules (as defined below), accelerated disclosure provisions apply for persons holding an interest in Pentair securities of 1% or more.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Pentair will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules 2007 (as amended) (the “Irish Takeover Rules”) made thereunder and will be regulated by the Irish Takeover Panel (the “Panel”). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

•	in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•	false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•	a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Pentair may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Pentair at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Pentair, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Pentair would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding Pentair ordinary shares, the offer price must be no less than the highest price paid for Pentair ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Pentair ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Pentair ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Pentair ordinary shares must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Pentair ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Pentair. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Pentair is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Pentair and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Pentair board of directors is not permitted to take any action which might frustrate an offer for the shares of Pentair once the Pentair board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Pentair board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by Pentair’s shareholders at a general meeting; or

•	the Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	Pentair shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Pentair Articles may be considered to have anti-takeover effects, including those described under the following captions in this “Description of Ordinary Shares”: “Capital Structure”, “Preemption Rights, Share Warrants and Options”, “Disclosure of Interests in Shares”, and “Corporate Governance” below.

Corporate Governance

The Pentair Articles allocate authority over the day-to-day management of Pentair to the Pentair board of directors. The Pentair board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Pentair. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the Pentair board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Appointment of Directors

The Companies Acts provide for a minimum of two directors. The Pentair Articles provide that the number of directors will be not less than nine nor more than eleven and that the Pentair board of directors shall determine the authorized number of directors. The minimum or maximum number of directors may be increased or reduced by a variation resolution of shareholders, provided however, that if a majority of the Pentair board of directors makes a recommendation to the shareholders to change the minimum or maximum number of directors, then only an ordinary resolution of shareholders will be required.

Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the authorized number of directors due to the failure of nominees to be elected. The Pentair Articles provide that if the number of directors is reduced below the prescribed minimum number of directors, the remaining director or directors shall appoint as soon as practicable an additional director or additional directors to make up such prescribed minimum or shall convene a general meeting of Pentair for the purpose of making such appointment. The Pentair Articles provide that if, at any meeting of shareholders, the chairman determines that the number of persons properly nominated to serve as directors exceeds the authorized number of directors to be elected and the number of directors is reduced below such authorized number due to the failure of one or more directors to be elected or re-elected by a majority of the votes cast at such meeting, then of the persons properly nominated to be elected as directors, those receiving the highest number of votes in favor of election or re-election will be elected or re-elected as directors until the next annual general meeting. The Pentair Articles provide that if, at any meeting of shareholders, resolutions are passed by a majority of the votes cast at such meeting in respect of the election or re-election of directors which would result in the authorized number of directors being exceeded, then those number of directors, as exceeds such authorized number, receiving at that meeting the lowest number of votes in favor of election or re-election shall not be elected or re-elected as a director.

At each annual general meeting of Pentair, all the directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the Pentair board of directors he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of directors of Pentair;

•	with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Pentair, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the Pentair Articles; or

•	with respect to election at an extraordinary general meeting requisitioned in accordance with Section 132 of the Irish Companies Act of 1963, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Pentair and who make such nomination in the written requisition of the extraordinary general meeting. Directors shall be appointed as follows:

•	by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

•	by the Pentair board of directors in accordance with the Pentair Articles; or

•	so long as there is in office a sufficient number of directors to constitute a quorum of the Pentair board of directors, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the Pentair board of directors or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the Pentair Articles.

Removal of Directors

Under the Companies Acts, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Pentair in respect of his removal.

The Pentair board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed the fixed number of directors. Any directors so appointed shall hold office only until the conclusion of the next annual general meeting of Pentair unless he or she is re-elected. Pentair may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the Pentair Articles, the company in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the Pentair Articles.

Duration; Dissolution; Rights Upon Liquidation

Pentair’s duration will be unlimited. Pentair may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Pentair may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Pentair has failed to file certain returns.

The rights of the shareholders to a return of Pentair’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Pentair Articles. If the Pentair Articles contain no specific provisions in respect of dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. The Pentair Articles provide that the ordinary shareholders of Pentair are entitled to participate pro rata in a winding up.

Uncertificated Shares

Pentair ordinary shares are issued in uncertificated form. Holders of ordinary shares do not have the right to request a certificate representing their ordinary shares.

Stock Exchange Listing

The Pentair ordinary shares are listed on the New York Stock Exchange under the symbol “PNR”.

No Sinking Fund

The Pentair ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

When the ordinary shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

Transfer and Registration of Shares

The transfer agent for Pentair maintains the share register, registration in which is determinative of membership in Pentair. A shareholder of Pentair who holds shares beneficially is not the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee is not registered in Pentair’s official share register, as the depository or other nominee remains the record holder of any such shares.

A written instrument of transfer is required under Irish law to register on Pentair’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Pentair’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that the shareholder has confirmed to Pentair’s transfer agent that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Pentair ordinary shares that is subject to Irish stamp duty is not registered in the name of the buyer unless an instrument of transfer was duly stamped and provided to the transfer agent. The Pentair Articles allow Pentair, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Pentair is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Pentair ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Pentair ordinary shares has been paid unless one or both of such parties is otherwise notified by Pentair.

The Pentair Articles delegate to Pentair’s secretary or assistant secretary (or their nominees) the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Pentair ordinary shares occurring through normal electronic systems, Pentair intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Pentair notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Pentair for this purpose) or request that Pentair execute an instrument of transfer on behalf of the transferring party in a form determined by Pentair. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Pentair’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Pentair’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may from time to time issue warrants to purchase our debt securities or equity securities or those of third parties. We may offer warrants separately or together with one or more additional warrants, debt securities or ordinary shares, or any combination of those securities in the form of units, as described in the applicable supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable supplement. You should read the particular terms of any warrants we offer described in the related supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the ordinary shares;

•	if applicable, the designation and terms of the debt securities or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

Pentair Finance, Pentair Investments and Pentair will consent in the indenture to jurisdiction in the U.S. federal and state courts in the City of New York and to service of process in the City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against Pentair Finance, Pentair Investments or Pentair in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg, Switzerland or Ireland. Investors should not assume that the courts of Luxembourg, Switzerland or Ireland would enforce judgments of U.S. courts obtained against Pentair Finance, Pentair Investments or Pentair predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against Pentair Finance, Pentair Investments or Pentair predicated solely upon such laws.

Luxembourg

Pentair Finance is a public limited liability company organized under the laws of the Grand Duchy of Luxembourg. Certain members of Pentair Finance’s board of directors are non-residents of the United States, and a substantial portion of Pentair Finance’s assets and the assets of its directors are located outside the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon Pentair Finance or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Luxembourg, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Pentair Finance has been advised by its legal advisors that the United States and the Grand Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to article 678 of the New Luxembourg Code of Civil Procedure and Luxembourg case law. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (executoire) in the United States;

•	the jurisdictional ground of the U.S. court is founded according to Luxembourg conflict of jurisdiction rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•	the U.S. court has applied to the dispute the substantive law which would have been designated by Luxembourg conflict of law rules;

•	the U.S. court has acted in accordance with its own procedural laws;

•	the U.S. judgment must not have violated the right of the defendant to present a defense;

•	the foreign judgment must not have been rendered as a result of or in connection with an invasion of Luxembourg law (“fraude à la loi”); and

•	the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Switzerland

Pentair Investments is a limited liability company organized under the laws of Switzerland. Certain members of Pentair Investments’ board of directors are non-residents of the United States, and a substantial portion of Pentair Investments’ assets and the assets of its directors are located outside the United States. Additionally, a substantial majority of Pentair Investments’ directly held assets consist of shares in Pentair Finance. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon Pentair Investments or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Pentair Investments has been advised by its legal advisors that the United States and Switzerland do not currently have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Swiss courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court in the United States based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Switzerland. Similarly, those judgments may not be enforceable in countries other than the United States.

Ireland

Pentair is a public limited company organized under the laws of Ireland. Certain members of Pentair’s board of directors are non-residents of the United States, and a substantial portion of Pentair’s assets and the assets of its directors are located outside the United States. Additionally, a portion of Pentair’s indirectly held assets consist of shares in Pentair Finance. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon Pentair or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Ireland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.

Pentair has been advised by its legal advisors that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

LEGAL MATTERS

The validity of the ordinary shares and certain matters under the laws of Ireland will be passed upon by Arthur Cox, Irish counsel to Pentair. The validity of the debt securities, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Pentair, Pentair Investments and Pentair Finance by Foley & Lardner LLP, counsel to Pentair, Pentair Investments and Pentair Finance. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Pentair Finance. Certain matters under the laws of Switzerland related to the debt securities will be passed upon by Bär & Karrer, Swiss counsel to Pentair Investments. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the effectiveness of Pentair plc and its subsidiaries’ internal control over financial reporting incorporated in this prospectus by reference from Pentair plc’s Current Report on Form 8-K filed on May 11, 2015 and the related financial statement schedule incorporated in this prospectus by reference from Pentair plc’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd. as of September 30, 2011 and September 24, 2010 and for each of the three years in the period ended September 30, 2011, and the related financial statement schedule, incorporated in this prospectus by reference from Pentair Ltd.’s Current Report on Form 8-K dated September 28, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$1,150,000,000

PENTAIR FINANCE S.A.

$500,000,000 2.900% Senior Notes due 2018

$400,000,000 3.625% Senior Notes due 2020

$250,000,000 4.650% Senior Notes due 2025

Fully and Unconditionally Guaranteed by each of

PENTAIR PLC and

PENTAIR INVESTMENTS SWITZERLAND GMBH

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan

MUFG		US Bancorp

Co-Managers

HSBC	Wells Fargo Securities
Deutsche Bank Securities	Santander

Junior Co-Managers

BBVA Securities	BMO Capital Markets	BNP PARIBAS	ING

ANZ Securities	Loop Capital Markets	PNC Capital Markets LLC

SMBC Nikko	The Williams Capital Group, L.P.

September 9, 2015